UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Minerals Technologies Inc.
(Name of Registrant as Specified in its Charter)

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PROXY STATEMENT
NOTICE OF ANNUAL MEETING
Wednesday, May 19, 2021
The 2021 Annual Meeting of Shareholders
of Minerals Technologies Inc. will be held virtually:
www.virtualshareholdermeeting.com/MTX2021

MINERALS TECHNOLOGIES INC.
622 THIRD AVENUE, 38th Floor
NEW YORK, NEW YORK 10017-6707
Dear Fellow Shareholder:
You are cordially invited to attend the 2021 Annual Meeting of Shareholders of Minerals Technologies Inc. (the “Company,” “MTI,” “we,” or “us”), which will be held on Wednesday, May 19, 2021, at 9:00 a.m., Eastern Time. In light of the public health impact of the ongoing COVID-19 pandemic and to protect the health and well-being of the Company’s shareholders, employees, directors and other participants, once again this year, the Annual Meeting will be held in a virtual meeting format via live webcast.
You can attend the meeting via the Internet at www.virtualshareholdermeeting.com/MTX2021. Specific instructions for accessing the meeting are provided in the section of this Proxy Statement entitled “Questions and Answers About the Proxy Materials and the Annual Meeting”.
At this year’s meeting, you will be asked to consider and to vote upon the election of three directors. Your Board of Directors unanimously recommends that you vote FOR the nominees.
You will also be asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2021 fiscal year. The Board continues to be satisfied with the services KPMG LLP has rendered to the Company and unanimously recommends that you vote FOR this proposal.
Lastly, you will also be asked to approve, on an advisory basis, the 2020 compensation of our named executive officers as described in this Proxy Statement. Your Board of Directors unanimously recommends that you vote FOR the advisory vote approving 2020 executive compensation.
The three items upon which you will be asked to vote are discussed more fully in the Proxy Statement. We urge you to read the Proxy Statement completely and carefully so that you can vote your interests on an informed basis.
Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read this Proxy Statement and submit your vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail, in the section entitled “Questions and Answers About the Proxy Materials and the Annual Meeting” of this Proxy Statement, or if you requested to receive printed proxy materials, your enclosed Proxy. If you return a signed proxy without marking it, it will be voted in accordance with the Board of Directors’ recommendations. You may also attend the meeting and vote via the online platform, even if you have previously submitted a proxy.
April 1, 2021
Sincerely,

Douglas T. Dietrich Chairman of the Board and Chief Executive Officer
[i]

ii

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

Minerals Technologies Inc.
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
May 19, 2021
The Annual Meeting of Shareholders of MINERALS TECHNOLOGIES INC., a Delaware corporation, will be held on Wednesday, May 19, 2021 at 9:00 a.m., Eastern Time, virtually at www.virtualshareholdermeeting.com/MTX2021, to consider and take action on the following items:
1.	the election of three directors;
2.	a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Minerals Technologies Inc. for the 2021 fiscal year;
3.	an advisory vote to approve 2020 named executive officer compensation;
4.	any other business that properly comes before the meeting, either at the scheduled time or after any adjournment.
Shareholders of record as of the close of business on March 23, 2021 are entitled to notice of and to vote at the meeting.
April 1, 2021
New York, New York
By Order of the Board of Directors,

Thomas J. Meek
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

[1]

PROXY SUMMARY
PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2020 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Voting Matters
Our Board’s Recommendation
Proposal	Issue	FOR

Item 1.	Election of Directors

01	John J. Carmola

02	Robert L. Clark, Jr.

03	Marc E. Robinson

Item 2.	Ratification of Appointment of Auditors

Item 3.	Advisory Vote to Approve 2020 Named Executive Officer Compensation

Our Company
Minerals Technologies Inc. is a resource- and technology-based company that develops, produces, and markets on a worldwide basis a broad range of specialty mineral, mineral-based and synthetic mineral products and supporting systems and services.
The Company has four reportable segments: Performance Materials, Specialty Minerals, Refractories and Energy Services.
•
The Performance Materials segment is a leading supplier of bentonite and bentonite-related products and leonardite. This segment also provides products for non-residential construction, environmental and infrastructure projects worldwide, serving customers engaged in a broad range of construction projects.

•
The Specialty Minerals segment produces and sells the synthetic mineral product precipitated calcium carbonate (“PCC”) and processed mineral product quicklime (“lime”), and mines mineral ores then processes and sells natural mineral products, primarily limestone and talc. This segment’s products are used principally in the paper, building materials, paint and coatings, glass, ceramic, polymer, food, automotive and pharmaceutical industries.

•
The Refractories segment produces and markets monolithic and shaped refractory materials and specialty products, services and application and measurement equipment, and calcium metal and metallurgical wire products. Refractories segment products are primarily used in high-temperature applications in the steel, non-ferrous metal and glass industries.

•
The Energy Services segment provides services to improve the production, costs, compliance, and environmental impact of activities performed in the oil and gas industry. This segment offers a range of services for off-shore filtration and well testing to the worldwide oil and gas industry.

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PROXY SUMMARY
2020 Performance at a Glance
The COVID-19 pandemic continues to impact lives and businesses around the world. Protecting the health and safety of our employees is one of our core values. Since the onset of the pandemic, we put in place a robust series of protocols to protect our employees while ensuring the safe and efficient operations of our facilities, including temporarily closing certain of our facilities; enhanced screening at entry to our facilities; restricting access at all facilities to business-critical visits; increasing cleaning and disinfecting protocols; use of personal protection equipment and additional hygiene supplies; adhering to social distancing guidelines; instituting remote work; restricting travel, and quarantining certain personnel. Employees are continuing to work from home where possible.
Our performance in 2020, amidst the global COVID-19 pandemic, reflected the strength of our diverse mix of businesses and high-value product portfolio which enabled us to expand our positions with existing customers and capture opportunities with new ones. We were able to manage through significant demand changes in our end-markets, uncertain customer order patterns, and production curtailments with agility. Proactive operational measures to reduce costs and increase pricing led to an improved margin profile. In addition, we successfully implemented virtual tools and evolved our processes to help improve efficiency and connectivity with our employees and customers.
The results we achieved in 2020 under challenging conditions underscore the power of our operating culture, the resiliency of our global market-leading positions, the value we provide to our customers, and the strength of our financial foundation.
The Company’s 2020 sales by segment were as follows:

2020 SALES BY SEGMENT

5%
16%
47%
32%
75% Industrial End Markets
25% Consumer-Oriented End Markets
Performance Materials
Specialty Minerals
Refractories
Energy Services

ADVANCING OUR GROWTH STRATEGY
•
We continue to drive forward our multi-pronged approach to growth through geographic expansion, new product development and acquisitions. We have several key initiatives to advance our growth strategy, and in 2020, we continued to make progress against each of these initiatives.

•
We commercialized 44 new value-added products in 2020 as we continued to accelerate the pace of commercialization and drive new revenue prospects. We have increased revenue from new products commercialized over the past five years by 50%.

•
We maintain an active pipeline of potential mine-to-market opportunities. We made a small acquisition of a hauling and mining company in 2020 which further strengthened our vertically integrated position at our bentonite mines in Wyoming.

•
Our consumer-oriented businesses in both Performance Materials and Specialty Minerals remained consistently strong throughout 2020. Much of this performance was driven by our global Pet Care business which grew by 7%, but also through solid increases in personal care, edible oil purification, and other food and pharmaceutical applications.

[3]

PROXY SUMMARY
•
We are the world leader in Greensand Bond Systems for the foundry market. There is a large market opportunity to capitalize on trends in China and India, two of the world’s largest foundry markets, where our customers are responding to demand for higher quality castings. In 2020, we increased penetration into the China foundry market with volume growth of 17% for our tailored blended products.

•
We are the world leader in Precipitated Calcium Carbonate (PCC). Our strategy is to expand volumes globally through base filler contracts in underpenetrated regions, such as Asia, and by capitalizing on growing opportunities in adjacent markets, such as packaging and tissue, where we can deploy our latest technologies. In 2020, our penetration into China continued to gain momentum as PCC sales increased there by 13% over the prior year. In addition, business development continued with two new contracts signed and the start-up of 2 new satellites in the fourth quarter.

SOLID OPERATING PERFORMANCE WHILE NAVIGATING A CHALLENGING ENVIRONMENT
•	The Company delivered a solid performance in a challenging environment.
•	We took decisive actions to align our cost structure to market changes as volume and product mix impacted margins.
•	Throughout the year, we also drove productivity improvements, tightly managed our expenses, and continued to drive pricing actions to offset inflationary cost pressures.
•	Operating income, excluding special items, was $213 million and represented 13.4% of sales.
•
The Company generated strong cash flow from operations for the year at $241 million, an increase of 1% from the prior year. Cash flows provided from operations in 2020 were principally used for repayment of debt, to fund capital expenditures, repurchase shares and pay the Company’s dividends to common shareholders. Free cash flow increased 1% to $175 million.

•	We repurchased approximately 804,000 shares for $41 million in the year.
•
Throughout the year, we continued to strengthen our balance sheet and improve flexibility. We reduced net debt by $122 million in 2020 and our net leverage ratio at the end of 2020 was 1.8 times EBITDA.

SAFETY, OPERATIONAL EXCELLENCE AND SUSTAINABILITY
•
Protecting the health and safety of our employees is one of our core values. Since the onset of the pandemic, we have put in place a robust series of protocols to protect our employees while ensuring the safe and efficient operations of our facilities. While implementing these new work practices, we continued to drive our safety performance toward world class levels and strive for our target of zero injuries. In 2020, our lost workday injury rate was 0.22 and our recordable injury rate was 0.60, the lowest in our company’s history.

•
Continued success implementing Operational Excellence and Lean principles, with employees having held over 8,600 Kaizen events (highly focused workshops) and received over 63,000 suggestions from our employees, of which 74% were implemented.

•	Productivity improved 4.1 percent despite lower volumes, which resulted in savings of approximately $0.6 million.
•
In 2020, MTI made considerable progress to more closely embed and align our sustainability practices with our business strategy and goals. After taking steps in 2019 to further advance our sustainability initiatives by establishing 2025 environmental reduction targets in six focus areas, we continued to reduce our environmental footprint, including our Scope 1, Scope 2, and airborne pollutant emissions, and are on track to meet or exceed our reduction targets.

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PROXY SUMMARY
Board of Directors Overview
Our Directors exhibit an effective mix of skills, experience and diversity. As part of the Board’s ongoing commitment to maintaining diverse viewpoints and a broad range of skills and experiences, the Board continues to refresh itself to infuse unique ideas and fresh perspectives into the boardroom.
Name	Age	Director Since	Professional Background	Gender, National or Ethnic Diversity	Independent	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Number of Other U.S. Public Boards
Joseph C. Breunig	59	2014	Chief Operating Officer, OrthoLite LLC		✔				0
John J. Carmola	65	2013	Former Segment President, Goodrich Corporation		✔				0
Robert L. Clark*	57	2010	Provost and Senior Vice President for Research, University of Rochester		✔				0
Alison A. Deans	59	2019	Independent consultant and former Chief Investment Officer at CRT	✔	✔				0
Douglas T. Dietrich	52	2016	Chairman of the Board and Chief Executive Officer, Minerals Technologies						0
Duane R. Dunham	79	2002	Former President and Chief Operating Officer, Bethlehem Steel Corporation		✔				0
Franklin L. Feder	70	2017	Former Regional Chief Executive Officer for Latin America & the Caribbean, Alcoa	✔	✔				1
Carolyn K. Pittman	57	2017	Senior Vice President and Chief Accounting Officer of Maxar Technologies	✔	✔				0
Marc E. Robinson	60	2012	Former Senior Vice President, Enterprise Strategy, CVS Health and Aetna		✔				0
Donald C. Winter	72	2014	Former 74th Secretary of the Navy		✔				0
* Lead Independent Director	Committee Chairman	Member

[5]

PROXY SUMMARY
Corporate Governance Practices
✔	Majority Voting in Director Elections
✔	Nine of Ten Directors are Independent
✔	Lead Independent Director
✔	Independent Audit, Compensation and Corporate
Governance and Nominating Committees
✔	Commitment to Board Refreshment (eight new directors since the beginning of 2012)
✔	Qualified and Diverse Board
✔	Active Shareholder Engagement
✔	Proxy Access
✔	Commitment to Sustainability
Executive Compensation Practices
✔	Pay for Performance
✔	Link Long-Term Compensation to Stock Performance
✔	Expect High Performance
✔	Double Trigger for Vesting on Change in Control
✔	Clawback Policy
✔	Minimal Perquisites
✔	Stringent Stock Ownership Requirements for Directors and Executive Officers
✔	Retention Period on Exercised Stock Options and Vested DRSUs (executives must hold at least 50% of after-tax value for at least five years)

Shareholder Engagement
We continued our shareholder outreach program in 2020 – 2021, including contacting our top 60 shareholders, who we believe at the time collectively held approximately 90% of our stock. We solicited our shareholders’ views on whether they considered the disclosure in our proxy statement sufficient and understandable, whether they had any concerns with our executive compensation program, especially our program’s design and the linkage between pay and performance, whether there were any other ways we could enhance our corporate governance structure to be more effective in driving shareholder value, and if they found useful our disclosure regarding our environmental, social and other initiatives focused on the safety of our employees, environmental stewardship, social responsibility and profitable growth, as detailed in our latest Corporate Responsibility and Sustainability Report. The shareholders that engaged with us responded positively with respect to our 2020 disclosure, executive compensation program, corporate governance and sustainability reporting.
As a result of our shareholder engagement efforts, we have taken a number of corporate governance actions in recent years, including implementing and then revising a proxy access by-law, implementing majority voting, and revising our disclosure regarding our Board practices. We have also taken note of our shareholders’ increasing interest in sustainability initiatives. In 2020, we published our 12th annual Corporate Responsibility and Sustainability Report, which details several highlights across our focus areas, spotlights employee-led efforts and discusses the progress to achieve our 2025 environmental reduction targets.
Consideration of Results of 2020 Shareholder Advisory Vote
At our 2020 Annual Meeting, our shareholders approved the 2019 compensation of our named executive officers with 92.4% of the shares voting on the matter at the meeting voting in favor. We believe that the significant margin of approval of our 2020 “Say-on-Pay” proposal resulted in large measure from our shareholder engagement effort.
As a result of the vast majority of shares favoring our “Say-on-Pay” proposal at our 2020 Annual Meeting, and the positive feedback we received during our 2020 – 2021 shareholder outreach program, we have substantially maintained our executive compensation policies. The Compensation Committee will continue to consider the views of our shareholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements.
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PROXY SUMMARY
Executive Compensation Highlights
The Company consistently delivers significant returns to its shareholders. In 2020, we recorded earnings per share of $3.99, excluding special items, and we generated strong cash flow from operations of $241 million. We believe these are key metrics of Company performance that correlate to shareholder value. The Compensation Committee did not modify the terms of outstanding compensation awards or otherwise modify its compensation program or practices due to factors related to the COVID-19 pandemic.
The following illustrates the compensation of our Chief Executive Officer, Douglas T. Dietrich, over the past three years. For reference, we also illustrate the Company’s earnings per share and cash flow from operations over the past three years.

Because the majority of our long-term incentive compensation consists of equity-based awards, the price of our stock directly affects the compensation realizable by our executives. The following is a comparison between the total realizable compensation for Mr. Dietrich for the years 2018 – 2020, determined as of December 31, 2020, and the total compensation we reported in the Summary Compensation Table for that time frame, which uses values for equity awards as of the date of grant.

[7]

MINERALS TECHNOLOGIES INC.
622 THIRD AVENUE, 38th Floor
NEW YORK, NEW YORK 10017-6707
April 1, 2021
PROXY STATEMENT
This proxy statement (“Proxy Statement”) contains information related to the annual meeting of shareholders (“Annual Meeting”) of the Company, to be held at 9:00 a.m., Eastern Time, on Wednesday, May 19, 2021, virtually, at www.virtualshareholdermeeting.com/MTX2021.
It is anticipated that this Proxy Statement, the accompanying Proxy and the Company’s 2020 Annual Report will first be available to shareholders on or about April 2, 2021 on the website www.proxyvote.com and, if requested, a paper copy of this Proxy Statement, the accompanying Proxy and the Company’s 2020 Annual Report will be mailed to the Company’s shareholders. A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement, Proxy and the Company’s 2020 Annual Report and vote through the Internet, or by telephone, will be mailed to our shareholders on the same date as this Proxy Statement, the accompanying Proxy and the Company’s 2020 Annual Report is first available to shareholders.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
1.   Why am I being sent these materials?
The Company has made these materials available to you on the internet, or, upon request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Annual Meeting. If a quorum does not attend or is not represented by proxy, the meeting will have to be adjourned and rescheduled.
2.   Who is asking for my proxy?
The Board of Directors asks you to submit a proxy for your shares so that even if you do not attend the meeting, your shares will be counted as present at the meeting and voted as you direct.
3.   What is the agenda for the Annual Meeting?
At the Annual Meeting, shareholders will vote on three items: (i) the election of John J. Carmola, Robert L. Clark, Jr., and Marc E. Robinson as members of the Board of Directors, (ii) the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm, and (iii) an advisory vote to approve 2020 executive compensation. Also, management will make a brief presentation about the business of the Company, and representatives of KPMG will make themselves available to respond to any questions from the floor.
The Board does not know of any other business that will be presented at the Annual Meeting. The form of proxy gives the proxies discretionary authority with respect to any other matters that come before the Annual Meeting and, if such matters arise, the individuals named in the proxy will vote according to their best judgment.
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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

4.   Who can vote at the Annual Meeting?
Anyone who owned shares of our common stock at the close of business on March 23, 2021 (the “Record Date”) may vote those shares at the Annual Meeting. Each share is entitled to one vote.
5.   How does the Board of Directors recommend I vote?
The Board unanimously recommends that you vote for the nominee for directors, John J. Carmola, Robert L. Clark, Jr., and Marc E. Robinson, for ratification of the appointment of KPMG to continue as our auditors, and for the advisory vote approving 2020 executive compensation.
6.   How can I attend the Annual Meeting?
In light of the public health impact of the ongoing COVID-19 pandemic and to protect the health and well-being of the Company’s shareholders, employees, directors and other participants, once again this year, the Annual Meeting will be held in a virtual meeting format via live webcast. There will be no in-person meeting.
You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/MTX2021. The meeting webcast will begin promptly at 9:00 a.m., Eastern Time. If you are a shareholder of record as of the close of business on March 23, 2021, you may log in to the meeting platform beginning at 8:45 a.m., Eastern Time, by entering the 16-digit control number found on your proxy card or voting instruction form. You will have the opportunity to vote your shares, submit questions, and view our list of shareholders entitled to vote at the Annual Meeting using the instructions provided on the meeting website. Those without a control number may attend the Annual Meeting as guests by logging in to the same virtual meeting platform and following the instructions on the website for guest access. Guests will not be able to vote or ask questions.
7.   How will management respond to questions during the virtual meeting?
Our Board considers the appropriate format of the meeting on an annual basis. We recognize that, while our Annual Meeting is just one of the forums where we engage with shareholders, it is an important one. The virtual meeting format allows our shareholders to engage with us no matter where they live and is accessible and available on any internet-connected device. This provides the opportunity for participation by a broader group of shareholders than just those who can travel to an in-person meeting, particularly in light of the COVID-19 pandemic.
We intend that the virtual meeting format will provide shareholders a level of participation and transparency at least as great as the traditional in-person meeting format. Shareholders who wish to submit a question to the Company may do so during the meeting at www.virtualshareholdermeeting.com/MTX2021. Management will respond to questions from shareholders in the same way as it would if the Company held an in-person meeting, answering as many questions as possible in the time allotted for the meeting, without discrimination, as long as the questions are submitted in accordance with the meeting rules of conduct (for example, the Company does not intend to answer questions that are irrelevant to the business of the Company or to the business of the Annual Meeting). If there are appropriate questions that we cannot answer during the meeting, we will post the questions and answers thereto in the Investor Relations area of our website, www.mineralstech.com.
8.   What constitutes a quorum for the meeting?
According to the by-laws of the Company, a quorum for all meetings of shareholders consists of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy. On the Record Date there were 33,802,867 shares of common stock issued and outstanding, so at least 16,901,434 shares must be represented at the meeting for business to be conducted.
Shares of common stock represented by a properly signed and returned proxy are treated as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining.
Shares represented by “broker non-votes” are also treated as present for purposes of determining a quorum. Broker non-votes are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under applicable New York Stock Exchange rules or the document under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the matter.
[9]

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

If a quorum does not attend or is not represented, the Annual Meeting will have to be postponed.
9.   How many votes are required for each question to pass?
Directors are elected by the vote of the majority of the votes cast in uncontested elections. All other questions are determined by a majority of the votes cast on the question, except as otherwise provided by law or by the Certificate of Incorporation.
10.  What is the effect of abstentions and broker non-votes?
Under New York Stock Exchange Rules, the proposal to ratify the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors and the advisory vote to approve 2020 executive compensation are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the election of directors or the advisory vote to approve 2020 executive compensation. Similarly, abstentions will be included in the calculation of the number of votes considered to be present for purposes of determining a quorum, but will have no effect on the outcome of the election of directors, the ratification of the appointment of our independent auditor or the advisory vote to approve 2020 named executive officer compensation.
11.  Who will count the votes?
A representative from Broadridge Financial Solutions, Inc. will serve as inspector of election.
12.  Who are the Company’s largest shareholders?
BlackRock Inc. owns 11.2%; Vanguard Group Inc. owns 9.1%; T. Rowe Price Associates, Inc. owns 8.1% and Dimensional Fund Advisors LP owns 6.5%. The percentages of ownership were calculated based on our outstanding shares of 33,847,751 as of January 31, 2021. No other person owned of record, or, to our knowledge, owned beneficially, more than 5% of the Company’s common stock.
13.  How can I cast my vote?
You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to the instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.
If you are an employee who participates in the Company’s Savings and Investment Plan (the Company’s 401(k) plan), to vote your shares in the Plan you must provide the trustee of the Plan with your voting instructions in advance of the meeting. You may do so by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instructions provided in the proxy card. You cannot vote your shares via the virtual Annual Meeting platform; the trustee is the only one who can vote your shares at the Annual Meeting. The trustee will vote your shares as you instruct. If the trustee does not receive your instructions, your shares generally will be voted by the trustee in proportion to the way the other Plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time (EDT) on May 17, 2021.
14.  What if I submit a proxy but don’t mark it to show my preferences?
If you return a properly signed proxy without marking it, it will be voted in accordance with the Board of Directors’ recommendations on all proposals.
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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

15.  What if I submit a proxy and then change my mind?
If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation or a new proxy, or by voting in person at the Annual Meeting. However, if you have shares held through a brokerage firm, bank or other custodian, you can revoke an earlier proxy only by following the custodian’s procedures. Employee Savings and Investment Plan participants can notify the Plan trustee in writing that prior voting instructions are revoked or are changed.
16.  Who is paying for this solicitation of proxies?
The Company pays the cost of this solicitation. In addition to soliciting proxies through the mail using this Proxy Statement, we may solicit proxies by telephone, facsimile, electronic mail and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 to assist in this solicitation of proxies, and we have agreed to pay that firm $5,750 for its assistance, plus expenses.
17.  Where can I learn the outcome of the vote?
The Secretary will announce the preliminary voting results at the Annual Meeting, and we will publish the final results in a current report on Form 8-K which will be filed with the Securities and Exchange Commission as soon as practicable after the Annual Meeting.
[11]

SHAREHOLDER ENGAGEMENT

SHAREHOLDER ENGAGEMENT
We engage in an extensive, ongoing shareholder engagement effort that we began in 2012. This consists of discussing corporate governance, compensation and other matters with our shareholders well before the annual meeting, as well as during proxy voting. We also engage with proxy advisory firms that represent the interests of various shareholders.
We continued this shareholder outreach program in 2020 – 2021, including contacting our top 60 shareholders, who we believe at the time collectively held approximately 90% of our stock. We solicited our shareholders’ views on whether they considered the disclosure in our proxy statement sufficient and understandable, whether they had any concerns with our executive compensation program, especially our program’s design and the linkage between pay and performance, whether there were any other ways we could enhance our corporate governance structure to be more effective in driving shareholder value, and if they found useful our disclosure regarding our environmental, social and other initiatives focused on the safety of our employees, environmental stewardship, social responsibility and profitable growth, as detailed in our most recent Corporate Responsibility and Sustainability Report. The shareholders that engaged with us responded positively with respect to our 2020 disclosure, executive compensation program, corporate governance and sustainability reporting.
The following is a sampling of the comments we received from our shareholders through this engagement process:

As a result of our shareholder engagement efforts, we have taken a number of corporate governance actions in recent years, including implementing and then revising a proxy access by-law, implementing majority voting, and revising our disclosure regarding our Board practices. We have also taken note of our shareholders’ increasing interest in sustainability initiatives. In 2020, we published our 12th annual Corporate Responsibility and Sustainability Report, which details several highlights across our focus areas, spotlights employee-led efforts and discusses the progress to achieve our 2025 environmental reduction targets.
12

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE
Our Board of Directors (the “Board”) oversees the activities of our management in the handling of the business and affairs of our company, reviews and approves fundamental financial and business strategies, assesses major risks facing the Company, and assures that the long-term interests of shareholders are being served. As part of the Board’s oversight responsibility, it monitors developments in the area of corporate governance. The Board has adopted a number of policies with respect to our corporate governance, including the following: (i) a set of guidelines setting forth the operation of our Board and related governance matters, entitled “Corporate Governance Guidelines”; (ii) a code of ethics for the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, entitled “Code of Ethics for Senior Financial Officers”; and (iii) a code of business conduct and ethics for directors, officers and employees of the Company entitled “Summary of Policies on Business Conduct.” The Board annually reviews and amends, as appropriate, our governance policies and procedures.
The Corporate Governance Guidelines, the Code of Ethics for Senior Financial Officers and the Summary of Policies on Business Conduct are posted on our website, www.mineralstech.com, under the links entitled “Our Company,” then “Corporate Governance,” and then “Policies and Charters,” and are available in print at no charge to any shareholder who requests them by writing to Secretary, Minerals Technologies Inc., 622 Third Avenue, 38th Floor, New York, New York 10017-6707.
Our Board of Directors
Our Board is elected by our shareholders to oversee our business and affairs. The Board advises and counsels management regarding the long-term interests of the Company, our shareholders and other stakeholders regarding a broad range of subjects. The Board and its Committees also performs a number of specific functions, such as:
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Selecting, evaluating performance of, and compensating the Chief Executive Officer, overseeing Chief Executive Officer succession planning, and providing counsel and oversight on the selection, evaluation, development, and compensation of senior management;

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Reviewing, approving and monitoring fundamental financial and business strategies, including our annual plan and longer-term strategic plans, significant capital expenditures and uses of the Company’s funds, and other major corporate actions;

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Ensuring processes are in place for maintaining the integrity of the Company, the integrity of its financial statements, the integrity of its compliance with laws, rules, regulations, and ethics, the integrity of its relationships with customers and suppliers, and the integrity of its relationships with other stakeholders;

•	Assessing major risks facing the Company and reviewing options for their management and mitigation;
•	Regularly reviewing the Company’s safety culture and performance, environmental compliance, and sustainability practices; and
•	Regularly evaluating potential strategic alternatives relating to the Company and our business, including possible acquisitions, divestitures and business combinations.
Meetings and Attendance
The Board met ten times in 2020. Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served in 2020. At each regular meeting of the Board, the independent (non-management) directors have an opportunity to meet in executive session outside the presence of Mr. Dietrich, the Company’s sole non-independent (management) director or any other member of management.
Under our Corporate Governance Guidelines, all members of the Board are expected to attend the Annual Meeting of Shareholders. All of the members of the Board attended last year’s Annual Meeting of Shareholders.
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Director Independence
The Board has adopted the following categorical standards to guide it in determining whether a member of the Board can be considered “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange: A director will not be independent if, within the preceding three years:
•	the director was employed by the Company, or an immediate family member of the director was employed by the Company, as an executive officer;
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the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pensions or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
the director was employed by or affiliated with the Company’s independent registered public accounting firm or an immediate family member of the director was employed by or affiliated with the Company’s independent registered public accounting firm in a professional capacity;

•	the director or an immediate family member was employed as an executive officer of another company where any of the Company’s present executives served on that company’s compensation committee; and
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the director was an executive officer or an employee, or had an immediate family member who was an executive officer, of a company that made payments to, or received payments from, the Company for goods or services in an amount which, in any single fiscal year, exceeded the greater of  $1,000,000 or 2% of the other company’s consolidated gross revenues.

In the case of each director who qualifies as independent, the Board is aware of no relationships between the director and the Company and its senior management, other than the director’s membership on the Board of the Company and on committees of the Board. As a result of its application of the categorical standards and the absence of other relationships, the Board has affirmatively determined (with each member abstaining from consideration of his or her own independence) that none of the non-employee members of the Board violates the categorical standards or otherwise has a relationship with the Company and, therefore, each is independent. Specifically, the Board has affirmatively determined that Mr. Joseph C. Breunig, Mr. John J. Carmola, Dr. Robert L. Clark, Jr., Ms. Alison A. Deans, Mr. Duane R. Dunham, Mr. Franklin L. Feder, Ms. Carolyn K. Pittman, Mr. Marc E. Robinson, and Dr. Donald C. Winter, comprising all of the non-employee directors, are independent.
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to ensure both a highly engaged and high-functioning Board and independent oversight of senior management. The Company’s governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its shareholders at any particular time, given the dynamic and competitive environment in which we operate. The Corporate Governance and Nominating Committee regularly evaluates the Company’s leadership structure to determine if a change in leadership structure is in the best interests of the Company and its shareholders. In March 2021, following this evaluation and as part of the Company’s succession planning process, the Corporate Governance and Nominating Committee and the Board determined that the leadership structure that would best support the creation of long-term, sustainable value for our shareholders would be to combine the positions of Chairman of the Board and Chief Executive Officer. As a result, the Board unanimously elected Mr. Dietrich, the Company’s Chief Executive Officer, to serve as Chairman of the Board. Mr. Dietrich succeeded Mr. Dunham, who has been the Company’s Chairman since 2016. Mr. Dunham will retire as a member of the Board of Directors when his term expires at the 2023 Annual Meeting of Shareholders. Upon electing Mr. Dietrich to succeed Mr. Dunham as Chairman of the Board, the Board created the new position of Lead Independent Director and appointed Dr. Clark, who has been a member of the Board since 2010, as the Lead Independent Director.
In determining to combine the positions of Chairman of the Board and Chief Executive Officer, the Board considered that Mr. Dietrich possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to ensure that the Board’s time and attention are focused on the most critical matters facing the Company. The Board also believed that Mr. Dietrich’s combined role would ensure clear accountability and enhance the Company’s ability to communicate its message and strategy clearly and consistently. Further, the Board considered the strength of the Company’s corporate governance, including:
•	the strong, independent oversight function exercised by the Board — which consists entirely of independent directors other than Mr. Dietrich;
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•	the independent leadership that will be provided by the Lead independent Director, who has robust, well-defined responsibilities under a Board-approved charter;
•	the company’s corporate governance principles and policies; and
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Board and committee processes and procedures that provide substantial independent oversight of Mr. Dietrich’s performance, including regular executive sessions of the independent directors and an annual evaluation of Mr. Dietrich’s performance against predetermined goals.

In deciding that a combined Chairman of the Board and Chief Executive Officer position is the appropriate leadership structure for the Company at this time, the Board also recognized the benefit of independent leadership with a clearly defined role and set of responsibilities to enhance the effectiveness of the Board’s oversight role. For this reason, the Board adopted a charter for the Company’s Lead Independent Director that provides that, in the event the Chairman of the Board and Chief Executive Officer positions are held by one person, the Company’s independent directors may designate a Lead Independent Director from among the independent directors. The designation of the Lead Independent Director is to be made annually, although with the expectation of the Board that the Lead Independent Director will be re-appointed for multiple, consecutive one-year terms. The Charter provides the position a clear mandate, significant authority, and well-defined responsibilities, including the following:
•	Lead Board meetings when the Chairman is not present;
•	Lead executive sessions of the independent directors;
•	Serve as an ex-officio member of each Committee and regularly attend meetings of the various Committees;
•	Call meetings of the independent directors;
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Convene the Board to discuss and determine the appropriate succession plan for the Chairman and CEO in the event the Chairman and CEO is unable to perform his regular duties due to illness, death or incapacitating event;

•	Lead the independent directors’ evaluation of the Chairman and CEO’s effectiveness, including assessing his ability to provide leadership and direction to the full Board;
•	Serve as liaison between the independent directors and the Chairman and CEO;
•	Approve information sent to the Board, including the quality, quantity and timeliness of such information;
•	Contribute to the development of, and approve meeting agendas;
•	Facilitate the Board’s approval of the number and frequency of Board meetings and approve meeting schedules to ensure sufficient time for discussion of all agenda items;
•	Authorize the retention of outside advisors and consultants who report directly to the Board;
•	Keep apprised of inquiries from shareholders and involved in correspondence responding to those inquiries, when appropriate; and
•	If requested by shareholders or other stakeholders, ensure that he or she is available, when appropriate, for consultation and direct communication.
The Lead Independent Director Charter is available on our website, www.mineralstech.com, under the links entitled “Our Company,” then “Corporate Governance,” and then “Policies and Charters”.
In practice, the Board expects the independent directors will work collaboratively with Mr. Dietrich to discharge their Board responsibilities. The Company believes that this approach effectively encourages full participation by all Board members in relevant matters, while avoiding unnecessary hierarchy. It provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. The Board believes that additional structure or formalities would not enhance the substantive corporate governance process and could restrict the access of individual Board members to management.
The Board recognizes that there is no single, generally accepted approach to providing Board leadership. While it has adopted this leadership structure for the present, the Board reserves the right to adopt a different policy as circumstances warrant.
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Board Size and Committees
It is the policy of the Company that the number of Directors should not exceed a number that can function efficiently as a body. The Board currently consists of ten members, nine of whom have been affirmatively determined to be independent. The Board currently has the following Committees: Audit, Compensation, and Corporate Governance and Nominating.
Each Committee consists entirely of independent, non-employee directors. The responsibilities of such Committees are more fully discussed below under “Committees of the Board of Directors.” The Corporate Governance and Nominating Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board and its Committees.
Board Refreshment
The Board is committed to effective board succession planning and refreshment as part of the Board’s ongoing commitment to maintaining diverse viewpoints and a broad range of skills and experiences. We have experienced a healthy level of turnover on the Board, with three new directors since the beginning of 2017, and eight new directors since the beginning of 2012. This refreshment process has infused unique ideas and fresh perspectives into the boardroom, and has significantly increased the diversity of our Board. The Board does not endorse arbitrary term limits on directors’ service. However, it is the policy of the Company that each director shall submit his or her resignation from the Board not later than the date of his or her 72nd birthday. The Board will then determine whether to accept such resignation. The Board self-evaluation process is an important determinant for continuing service by current directors. In compliance with this policy, Dr. Winter submitted his resignation upon reaching age 72. The Board determined not to accept his resignation at such time, and continues to believe that his continuing service is valuable to the Company.
Identification and Evaluation of Directors
The Corporate Governance and Nominating Committee is charged with seeking individuals qualified to become directors and recommending candidates for all directorships to the full Board. The Committee considers director candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason.
While the Board has not established any minimum set of qualifications for membership on the Board, candidates are selected for, among other things, their integrity, independence, diversity, range of experience, leadership, the ability to exercise sound judgment, the needs of the Company and the range of talent and experience already represented on the Board. See “Director Qualifications and Diversity Considerations” below for detailed information concerning directors’ qualifications. The Committee considers director candidates suggested by members of the Committee, other directors, senior management and shareholders. The Committee has the authority to use outside search consultants at its discretion. Final approval of a candidate is determined by the full Board.
Shareholders wishing to recommend a director candidate to the Committee for its consideration should write to the Committee, in care of Secretary, Minerals Technologies Inc., 622 Third Avenue, 38th Floor, New York, New York 10017-6707. To receive meaningful consideration, a recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications in light of the criteria discussed below. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration by the Committee as other suggested nominees. Shareholders wishing to nominate a director directly at a meeting of shareholders should follow the procedures set forth in the Company’s by-laws and described under “Shareholder Proposals and Nominations,” below.
Director Qualifications and Diversity Considerations
Directors are responsible for overseeing the Company’s business and affairs consistent with their fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes, skills and experiences. The Board and Corporate Governance and Nominating Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. It is expected that candidates will have an appreciation of the responsibilities of a director of a company whose shares are listed on a national securities exchange. The Board and Committee also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.
The Committee considers the need for diversity on the Board as an important factor when identifying and evaluating potential director candidates and believes that the composition of the Board should reflect sensitivity to the need for diversity as to geography, gender, ethnic background, profession, skills and business experience. While the Board does not have a specific
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written diversity policy, the Company is committed to inclusiveness with respect to diversity of ethnicity and gender. Accordingly, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, the Committee is committed to ensuring that candidates with a diversity of ethnicity and gender are included in each pool of candidates from which Board nominees are chosen.
Members of the Board should have a background and experience in areas important to the operations and strategy of the Company. Experience in the following areas are among the most significant qualifications of a director:
•	Leadership Experience: Experience as a CEO, CFO, COO, division or segment president or managing director, or other functional leadership within a large, complex organization such as ours.
•	International Experience: Experience overseeing complex global operations in many countries, such as we have, helps us understand opportunities and challenges.
•	Financial Literacy: Knowledge of financial reporting and complex financial transactions, as is involved with our business.
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Technology Experience: Experience with new technology, as we are a technology-based company that depends on our research and development capability for developing and introducing advanced new products.

•	Relevant Industry Experience: Experience in manufacturing industries provides a relevant understanding of our business, strategy and marketplace dynamics.
•	Governmental Experience: Experience with government helps us navigate a complex regulatory environment.
•	Operational Experience: Experience developing and implementing operating plans with an organization as large and complex as ours.
•	M&A/Financial Industry Experience: Experience with mergers & acquisitions and with the capital markets is important for a public company such as us.
•	Risk Management Expertise: Experience operating in a complex risk environment which requires effective risk management, including with respect to cyber-security risks.
The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director candidates. The Board believes that its members provide a significant composite mix of experience, knowledge and abilities that contribute to a more effective decision-making process and allow the Board to effectively fulfill its responsibilities. The Board uses a skills matrix to assist it in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole. The skills matrix is based on the Company’s strategic plan and is periodically reviewed. Board candidates are evaluated against the skills matrix when the Committee determines whether to recommend candidates for initial election to the Board and when determining whether to recommend currently serving directors for reelection to the Board.
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Summary of Director Qualifications and Experience
The matrix below summarizes the key experience, qualifications and attributes of our Board. Marks indicate specific areas of expertise or focus relied on by our Board, but the lack of a mark in a particular area does not necessarily signify a director’s lack of qualification or experience in such area. See “Item 1—Election of Directors” for specific qualifications, skills and experiences of each of our directors and nominees.

Board and Committee Self-Evaluation
The members of the Board and each Committee are required to conduct a self-evaluation of their performance. The evaluation process is organized by the Corporate Governance and Nominating Committee, occurs at least annually, and is re-evaluated each year to ensure it complies with current best practices. The evaluation is part of a detailed review of directors’ qualifications for re-nomination.
Director Stock Ownership Requirements
Under the Company’s Corporate Governance Guidelines, each director is required to own by the end of the first 36 months of service as a director and maintain throughout their service as a director:
•	At least 400 shares of the Company’s common stock outright (excluding any stock units awarded by the Company and any unexercised stock options); and
•
A number of shares equal to five times the then current annual cash retainer for directors (inclusive of any stock units, restricted stock or similar awards by the Company in connection with service as an employee or Director, and, if applicable, shares purchased with amounts invested in the MTI retirement plans, but excluding any unexercised stock options).

As of January 31, 2021, all of the Company’s directors who had served the 36 months for this requirement to apply met the requirement.
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The Board’s Role in Risk Oversight
The Board has responsibility for risk oversight, including understanding critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, and seeing that such risk management processes are functioning adequately. It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Company’s management has several layers of risk oversight, including through the Company’s Strategic Risk Management Committee and Operating Risk Management Committee.
Management communicates routinely with the Board, Board Committees and individual directors on the significant risks identified and how they are being managed, including formal reports by the Strategic Risk Management Committee to the Board that are at least annual.
Risks are reviewed regularly by the Board as a whole at each Board meeting. The risk oversight focus areas reviewed by the Board as a whole include risks related to the Company’s capital structure, mergers and acquisitions, capital projects, cyber-security, and environmental, health and safety risks.
The Board also implements its risk oversight function through Committees, which provide reports regarding their activities to the Board at each meeting. The risk oversight focus areas of the committees are:

The Board’s Role in Succession Planning
The Board regularly reviews plans for succession to the position of Chief Executive Officer, as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to certain senior management positions.
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Corporate Responsibility and Sustainability
Sustainability is embedded into MTI’s core values. We manage our operations, our capital and our business opportunities in a sustainable manner, and we place the health and safety of people ahead of everything else. The Company serves as a good steward of natural resources, and we employ sound social and environmental practices to protect the communities in which we operate. Over the past 12 years, MTI has published an annual Corporate Responsibility and Sustainability Report that describes our efforts in continuous improvement regarding our safety culture, environmental performance and reduction targets, social impact, new product development, and community engagement.
In 2019, MTI established its environmental reduction targets in six focus areas following a comprehensive assessment by a multi-disciplinary team. We made significant progress in our first year—from identifying our highest-priority activities to engaging employees across our company to adopt a more energy-efficient and resource conservation mindset. We are on track to meet or exceed our reduction targets and have implemented several projects that further improved our performance in 2020. As part of our continous improvement mindset, we will be closely monitoring our progress to achieve these environmental targets and anticipate identifying additional or new, more stringent targets in the coming years that will further improve our environmental footprint.
Progress in Year 1 to Achieve 2025 Environmental Targets

In 2020, we made a change to our structure to improve coordination and oversight of our sustainability efforts through the creation of a distinct Lead Team, separate from its previous oversight within the Environmental, Health and Safety (EHS) Lead Team. With the creation of a dedicated Sustainability Lead Team, we are strengthening our commitment to sustainability, bringing more structure to these broader efforts and providing a platform to better share best practices across the entire company. The Sustainability Lead Team includes senior leaders from various functional areas of expertise across our global footprint and meets regularly. The Sustainability Lead Team and its environmental management system reports directly to the CEO and directly interacts with the Board of Directors, Leadership Council, and business leaders.
We focus on continuous improvement in all facets of our business—processes, systems, products, services, people, cost reduction, productivity, mining and reclamation, and elimination of waste. As illustrated further below in our Global Corporate Governance diagram, Minerals Technologies has seven culture-based lead teams dedicated to the environment, health and safety, operational excellence, technology and innovation, diversity and inclusion, mining, expense optimization, and sustainable growth. These cross-functional lead teams report directly to the Chief Executive Officer and are assisted by a senior executive appointed to bring additional expertise.
In addition to receiving detailed information on the Company’s financial and operating performance, financial position and capital allocation, succession planning, and risk assessment, among other subjects, the Board of Directors receives performance metrics and updates on a monthly basis from all of the lead teams. In particular, the Board is provided with a comprehensive safety and environmental briefing each quarter at Board meetings, and receives the following information each
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month: recordable injury rate, lost workday injury rate, injury details by business unit and geographic region, environmental releases / performance against emission reduction targets, safety initiatives and policies. At least once a year, the Board receives detailed reviews from the Lead Teams on current status, progress, metrics and future plans for strategic discussions with our CEO.

The MTI Board of Directors has primary responsibility for oversight of risk and strategy for the company, which includes areas that impact our sustainability efforts and the Company’s human rights policy. The Corporate Governance and Nominating Committee is directly responsible for reviewing and evaluating MTI’s programs, policies and practices relating to social, environmental and governance issues which could impact the long-term sustainability of our business. There are many aspects of sustainability that are reviewed, including strategy and risk, environmental performance and 2025 targets, gender and racial diversity and inclusion, talent and leadership development, safety, human rights policy, and ethics and compliance. The Corporate Governance and Nominating Committee reviews and approves each publication of MTI’s Corporate Responsibility and Sustainability Report.

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Shareholder Proposals and Nominations
The Company’s by-laws describe the procedures that a shareholder must follow to nominate a candidate for director or to introduce an item of business at a meeting of shareholders. These procedures provide that, except as set forth in “Proxy Access” below, nominations for directors and items of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Secretary of Minerals Technologies Inc. at 622 Third Avenue, 38th Floor, New York, New York 10017-6707. If intended to be considered at an annual meeting, the nomination or proposed item of business must be received not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year’s annual meeting. Therefore, for purposes of the 2022 Annual Meeting, any nomination or proposal must be received between February 18 and March 10, 2022. With respect to any other meeting of shareholders, the nomination or item of business must be received not later than the close of business on the tenth day following the date of our public announcement of the date of the meeting. Under the rules of the Securities and Exchange Commission (“SEC”), if a shareholder proposal intended to be presented at the 2022 Annual Meeting is to be included in the proxy statement and form of proxy relating to that meeting, we must receive the proposal at the address above no later than 120 days before the anniversary of the mailing date of the Company’s proxy statement in connection with the 2021 Annual Meeting. Therefore, for purposes of the 2022 Annual Meeting, any such proposal must be received no later than December 3, 2021.
The nomination or item of business must contain:
•	The name and address of the shareholder giving notice, as they appear in our books (and of the beneficial owner, if other than the shareholder, on whose behalf the proposal is made);
•
the class and number of shares of stock owned of record or beneficially by the shareholder giving notice (and by the beneficial owner, if other than the shareholder, on whose behalf the proposal is made);

•	a representation that the shareholder is a holder of record of stock entitled to vote at the meeting, and intends to appear at the meeting in person or by proxy to make the proposal; and
•
a representation whether the shareholder (or beneficial owner, if any) intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of outstanding stock required to elect the nominee or approve the proposal and/or otherwise solicit proxies from shareholders in support of the nomination or proposal.

Any notice regarding the introduction of an item of business at a meeting of shareholders must also include:
•	A brief description of the business desired to be brought before the meeting;
•	the reason for conducting the business at the meeting;
•	any material interest in the item of business of the shareholder giving notice (and of the beneficial owner, if other than the shareholder, on whose behalf the proposal is made); and
•	if the business includes a proposal to amend the by-laws, the language of the proposed amendment.
Any nomination of a candidate for director must also include:
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A signed consent of the nominee to serve as a director, and a written representation by the nominee that, if elected, he or she will comply with all of the Company’s policies and guidelines applicable to the directors;

•	the name, age, business address, residential address and principal occupation or employment of the nominee;
•	the number of shares of the Company’s common stock beneficially owned by the nominee; and
•	any additional information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of that nominee as a director.
Proxy Access
In addition to the shareholder nomination process outlined above, our by-laws provide that under certain circumstances, a shareholder or group of shareholders may include director candidates that they have nominated in our annual meeting proxy statement. These “proxy access” provisions of our by-laws provide, among other things, that a shareholder or group of up to twenty shareholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our outstanding common stock continuously for at least the previous three years. The number of shareholder-nominated
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candidates appearing in any annual meeting proxy statement cannot exceed 20% of the number of directors then serving on the Board or two directors, whichever is greater. If 20% is not a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of ten directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of shareholder-nominated candidates exceeds the maximum, each nominating shareholder or group of shareholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of our common stock held by each nominating shareholder or group of shareholders. The nominating shareholder or group of shareholders also must deliver the information required by our by-laws, and each nominee must meet the qualifications required by our by-laws. Requests to include shareholder-nominated candidates in our proxy materials must be received by the Secretary of Minerals Technologies Inc. no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting of stockholders. Accordingly, any such nominations for next year’s annual meeting must be received not earlier than November 3, 2021 and not later than December 3, 2021.
Majority Voting
The Company’s by-laws provide for majority voting for directors. Under the by-laws, in order for a director to be elected at the annual meeting in an uncontested election, a majority of the votes cast with respect to the director’s election must be cast “for” the director. Any nominee for director who is an incumbent director and receives a greater number of votes “withheld” or “against” his or her election than votes “for” his or her election must, under the Company’s Corporate Governance Guidelines, promptly tender his or her resignation to the Chairman of the Corporate Governance and Nominating Committee. The Committee must then recommend to the Board, within 90 days after the election, whether to accept or reject the resignation. Regardless of whether the Board accepts or rejects the tendered resignation, the Company must then promptly file a Current Report on Form 8-K with the SEC in which it publicly discloses and explains the Board’s decision. In the event of a contested election of directors (an election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected), directors will continue to be elected by the vote of a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors.
Communications with Directors
Shareholders and any other interested parties may communicate by e-mail with the independent members of the Board at the following address: independent.directors@mineralstech.com. The independent members of the Board have access to all messages sent to this address; the messages are monitored by the office of the General Counsel of the Company. No message sent to this address will be deleted without the approval of the chair of the committee of the Board with primary responsibility for the principal subject matter of the message.
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COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS
The Board has established and approved formal written charters for an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The full texts of the charters of these three committees are available on our website, www.mineralstech.com, by clicking on “Our Company,” then “Corporate Governance,” and then “Policies and Charters.” The charters are also available in print at no charge to any shareholder who requests them by writing to Secretary, Minerals Technologies Inc., 622 Third Avenue, New York, New York 10017-6707.
The Audit Committee
The Audit Committee currently consists of Mr. Robinson (Chair), Mr. Carmola, Mr. Feder, Ms. Pittman and Dr. Winter, none of whom is an employee of the Company. The Board has determined that each member of the Audit Committee is independent and financially literate in accordance with the rules of the New York Stock Exchange, as well as being independent under the rules of the SEC. The Board has also determined that Mr. Feder and Ms. Pittman are “audit committee financial experts” for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 and have “financial expertise” for purposes of the rules of the New York Stock Exchange. The Audit Committee met six times in 2020.
The primary duties of the Audit Committee are:
•
To assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm;

•
to appoint, compensate, and oversee the work of the independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditors concerning financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm shall report directly to the Committee;

•	to prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement; and
•
to discuss the Company’s policies with respect to risk assessment and risk management, in executive sessions and with management, the internal auditors and the independent auditor, in particular with respect to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

In addition to its regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company. The Chair of the Audit Committee may be reached at the following e-mail address: audit.chair@mineralstech.com.
The Compensation Committee
The Compensation Committee currently consists of Mr. Carmola (Chair), Mr. Breunig, Dr. Clark, Ms. Deans and Mr. Feder, none of whom is an employee of the Company. The Board has determined that each of the members of the Compensation Committee is independent in accordance with the rules of the New York Stock Exchange. The Compensation Committee met four times in 2020.
The primary duties of the Compensation Committee are:
•	To participate in the development of our compensation and benefits policies;
•	to establish, and from time to time vary, the salaries and other compensation of the Company’s Chief Executive Officer and other elected officers;
•
to review and approve the Company’s incentive structure to avoid encouraging excessive risk-taking through financial incentives as well as the relationship between compensation and the Company’s risk management policies and practices; and

•	to participate in top-level management succession planning.
24

COMMITTEES OF THE BOARD OF DIRECTORS

The Compensation Committee also oversees our efforts at promoting gender equity within our Company.
See “Compensation Discussion and Analysis” and “Report of the Compensation Committee” below for further discussion of the Compensation Committee’s activities in 2020.
The Chair of the Compensation Committee may be reached at the following e-mail address: compensation.chair@mineralstech.com.
Compensation Committee Interlocks and Insider Participation
There were no Compensation Committee interlocks or insider (employee) participation during 2020.
The Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee currently consists of Dr. Clark (Chair), Mr. Breunig, Ms. Deans, Ms. Pittman, Mr. Robinson and Dr. Winter, none of whom is an employee of the Company. The Board has determined that each of the members of the Corporate Governance and Nominating Committee is independent in accordance with the rules of the New York Stock Exchange. The Corporate Governance and Nominating Committee met four times in 2020.
The primary duties of the Corporate Governance and Nominating Committee are:
•
The identification of individuals qualified to become Board members and the recommendation to the Board of nominees for election to the Board at the next annual meeting of shareholders or whenever a vacancy shall occur on the Board;

•	the establishment and operation of committees of the Board;
•	the development and recommendation to the Board of corporate governance principles applicable to the Company; and
•	the oversight of an annual review of the Board’s performance.
The Corporate Governance and Nominating Committee is charged with recommending candidates for all directorships to the full Board. The Corporate Governance and Nominating Committee monitors the composition of the Board to assure that it contains a reasonable balance of professional interests, business experience, financial experience, and independent directors. If the Committee determines that it is in the best interests of the Company to add new Board members, it will identify and evaluate candidates as discussed in more detail above under “Corporate Governance—Identification and Evaluation of Directors.” Candidates are considered by the Committee in light of the qualifications for directors set forth above under “Corporate Governance—Director Qualifications and Diversity Considerations.”
See “Report of the Corporate Governance and Nominating Committee,” below, for further discussion of the Corporate Governance and Nominating Committee’s activities in 2020. The Chair of the Corporate Governance and Nominating Committee may be reached at the following e-mail address: governance.chair@mineralstech.com.
[25]

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
This report is an annual voluntary governance practice that highlights the Corporate Governance and Nominating Committee’s activities during 2020. The Committee engaged in the following:
Governance Initiative. The Committee continued to spend considerable time reviewing and monitoring governance developments in 2020. The Committee reviewed the Company’s policies on corporate governance, including the Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics, and charter of the Board’s committees, including the charter of the Corporate Governance and Nominating Committee, to ensure that the Company’s corporate governance practices meet applicable legal and regulatory requirements and emerging best governance practices and that the governance practices of the Board are transparent to shareholders and other interested parties. The Committee also continued to review the legal environment.
Shareholder Feedback. A substantial amount of time continued to be devoted to analyzing and understanding the advisory vote to approve executive compensation (“say-on-pay”) requirement, other results from the Company’s annual meeting of shareholders, the Company’s outreach to shareholders, and specific feedback from shareholders. The Committee also reviewed the reports and analyses of various proxy advisory services regarding areas of possible improvement in corporate governance practices as well as the changes in the proxy advisory services’ policies and procedures.
Director Refreshment. The Committee reviewed current Board membership, skill set needs for the Board members, and potential new members. The Committee also discussed potential retirements as well as Dr. Winter’s tender of his resignation upon reaching age 72, in accordance with the Company’s Corporate Governance Guidelines, which the Committee determined not to accept. The Committee updated its assessment of the experience, skills and attributes of current Board members and that the Board as a whole should possess. The Board has used a skills matrix to assist it in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole and the Committee determined that the matrix remained a useful tool in its assessment. In connection with its assessment, the Committee evaluated the diversity of the Board. This evaluation was then reviewed and discussed by the entire Board.
Annual Performance Assessment. The Committee reviewed the Board’s current evaluation process and continued to update the evaluation tools to incorporate the best practices. The Board’s annual evaluation of the effectiveness and contributions of the Board are conducted via an electronic Board Self-Assessment Survey.
Continuing Education for Directors. The Committee reviewed and updated the orientation initiatives for new directors and the ongoing education programs.
Sustainability. The Committee also reviews and comments on the Company’s annual Corporate Responsibility & Sustainability Report and oversees our sustainability efforts. In connection with this, the Committee reviewed the Company’s establishment of environmental reduction targets, policies consistent with its environmental, social and governance efforts, and a Diversity and Inclusion Council.
Robert L. Clark, Chair
Joseph C. Breunig
Alison A. Deans
Carolyn K. Pittman
Marc E. Robinson
Donald C. Winter
26

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
The Company recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the Company’s best interests and those of our shareholders. Therefore, our Board has adopted a formal, written policy with respect to related party transactions.
For the purpose of the policy, a “related party transaction” is a transaction in which the Company participates and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally or (2) transactions involving less than $120,000 when aggregated with all similar transactions during the course of the fiscal year.
Under the policy, a related party transaction may be entered into only (i) if the Corporate Governance and Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, or (ii) if the transaction has been approved by the disinterested members of the Board. Related party transactions may be approved or ratified only if the Corporate Governance and Nominating Committee or the disinterested members of the Board determine that, under all of the circumstances, the transaction is in the best interests of the Company.
2020 Related Party Transactions
Since January 1, 2020, there has not been, nor is there currently proposed, any related party transaction in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.
[27]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the ownership of Company common stock by (i) each shareholder known to the Company that beneficially owned more than 5% of Company common stock, (ii) each director and nominee, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group. The percentages of beneficial ownership set forth below are calculated as of January 31, 2021 based on outstanding shares of 33,847,751.
Title of Class	Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership(b)	Percent of Class	Number of Share Equivalent Units Owned(c)
Common	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,797,141(d)	11.2%	—
	Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,063,502(e)	9.1%	—
	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,752,785(f)	8.1%	—
	Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	2,189,244(g)	6.5%	—
	D.T. Dietrich	291,435(h)	*	6,412
	M.E. Garth	41,623(i)	*	1,703
	D.J. Monagle, III	201,795(j)	*	4,171
	T.J. Meek	195,427(k)	*	8,294
	J.J. Hastings	114,867(l)	*	2,187
	J.C. Breunig	1,200	*	10,042
	J.J. Carmola	1,200	*	14,721
	R.L. Clark	400	*	21,313
	A.A. Deans	400	*	5,731
	D.R. Dunham	1,700	*	32,459
	F.L. Feder	450	*	9,536
	C.K. Pittman	400	*	7,328
	M.E. Robinson	411(m)	*	15,255
	D.C. Winter	400(n)	*	17,985
	Directors and Officers as a group (19 individuals)	1,066,020(o)	3.2%	172,861
*	Less than 1%.
(a)	The address of each director and officer is c/o Minerals Technologies Inc., 622 Third Avenue, New York, New York 10017-6707.
(b)	Sole voting and investment power, except as otherwise indicated. Does not include “Share Equivalent Units.”
(c)
“Share Equivalent Units,” which entitle the officer or director to a cash benefit equal to the number of units in his or her account multiplied by the closing price of our common stock on the business day prior to the date of payment, have been credited to Messrs. Dietrich, Garth, Monagle, Hastings, and Meek under the Supplemental Savings Plan; and to Mr. Breunig, Mr. Carmola, Dr. Clark, Ms. Deans, Mr. Dunham, Mr. Feder, Ms. Pittman, Mr. Robinson and Dr. Winter under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (See “Director Compensation” below.).

(d)
Based on a statement on Schedule 13G/A filed on January 27, 2021 with the SEC on behalf of BlackRock, Inc. representing ownership as of December 31, 2020. According to BlackRock Inc.’s Schedule 13G/A, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock, but no such person’s interest in the Company’s common stock is more than 5% of the Company’s aggregate outstanding shares of common stock.

(e)	Based on a statement on Schedule 13G/A filed on February 10, 2021 with the SEC on behalf of investment adviser Vanguard Group Inc. representing ownership as of December 31, 2020.
(f)	Based on a statement on Schedule 13G/A filed on February 16, 2021 with the SEC on behalf of investment adviser T. Rowe Price Associates, Inc. representing ownership as of December 31, 2020.
(g)	Based on a statement on Schedule 13G/A filed on February 12, 2021 with the SEC on behalf of investment adviser Dimensional Fund Advisors LP representing ownership as of December 31, 2020.
(h)	190,493 of these shares are subject to options which are exercisable currently or within 60 days.
(i)	31,548 of these shares are subject to options which are exercisable currently or within 60 days.
(j)	135,095 of these shares are subject to options which are exercisable currently or within 60 days.
(k)	114,901 of these shares are subject to options which are exercisable currently or within 60 days.
(l)	73,618 of these shares are subject to options which are exercisable currently or within 60 days.
(m)	Shares held in trust with spouse.
(n)	Shares held in joint tenancy with spouse.
(o)	651,036 of these shares are subject to options which are exercisable currently or within 60 days.
28

ITEM 1—ELECTION OF DIRECTORS

ITEM 1—ELECTION OF DIRECTORS
The Board is divided into three classes. One class is elected each year for a three-year term. This year the Board has nominated Mr. John J. Carmola, Dr. Robert L. Clark, Jr., and Mr. Marc E. Robinson, each of whom are currently directors of the Company, to serve for a three-year term expiring at the Annual Meeting to be held in 2024.
We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, your proxy may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.
Included in each Director and nominee’s biography below is a description of key qualifications and experience of such Director or nominee based on the qualifications described above. The Board believes that the combination of the various qualifications and experiences of the 2021 Director nominees would contribute to an effective and well-functioning Board.
Item 1. Election of Directors
Board Recommendation
A vote FOR election of Mr. John J. Carmola, Dr. Robert L. Clark, Jr., and Mr. Marc E. Robinson is unanimously recommended.
Directors Whose Terms Expire in 2021
JOHN J. CARMOLA
Age: 65 Director Since: 2013 Committees: • Audit Committee • Compensation Committee (Chairman)
Former Segment President at Goodrich Corporation, which was purchased by United Technologies. Previously, President, Aerospace Customers and Business Development of United Technologies in 2012. From 1996 to 2012, held several positions of increasing responsibility at Goodrich, including Segment President for Actuation and Landing Systems and Segment President of Engine Systems and Group President for Engine/Safety/Electronic Systems. From 1977 to 1996, held various engineering and general management positions at General Electric, including Manager of the M&I Engines Division’s Product Delivery Operation.

Key Qualifications and Experience:
	•	Relevant President Experience—Former Segment President at Goodrich Corporation and former President, Aerospace Customers and Business Development of United Technologies.
	•	Operational and Engineering Experience—Extensive experience in engineering, management, product delivery and operations.
[29]

ITEM 1—ELECTION OF DIRECTORS

ROBERT L. CLARK
Age: 57 Director Since: 2010 Committees: • Compensation Committee • Corporate Governance and Nominating Committee (Chairman)
Lead Independent Director of the Company since March 2021. Provost and Senior Vice President for Research, University of Rochester, since July 2016. Senior Vice President for Research since 2013 and Professor and Dean of the Hajim School of Engineering and Applied Sciences, University of Rochester since September 2008. Dean of the Pratt School of Engineering at Duke University August 2007 to September 2008. Between 1992 and August 2007, held increasing positions of academic responsibility at Duke University from Assistant Professor to Senior Associate Dean of Pratt School of Engineering and Chair, Mechanical Engineering and Materials Science. Chair of Strategic Research Advisory Board at AIT Austrian Institute of Technology GmbH since 2013.

Key Qualifications and Experience:
	•	Industry and Technology Experience—Extensive academic experience in the materials science field at the University of Rochester and Duke University.
•
Research and Development Expertise—Extensive research and development experience through various roles, including his current position as Senior Vice President for Research, University of Rochester, and formerly Senior Associate Dean for Research, Pratt School of Engineering, Duke University and Vice President and Senior Research Scientist for Adaptive Technologies Incorporated.

	•	Intellectual Property Management Experience—Founder of the intellectual property company SparkIP.
	•	Process Manufacturing Expertise—Holds a Ph.D. in Mechanical Engineering from Virginia Polytechnic Institute and State University and research in this field.
•
Government Contracting Expertise—Headed numerous research programs funded by government agencies, including the National Aeronautics and Space Administration, the Department of Defense and the National Science Foundation.

MARC E. ROBINSON
Age: 60 Director Since: 2012 Committees: • Audit Committee (Chairman) • Corporate Governance and Nominating Committee
Former Senior Vice President, Enterprise Strategy of CVS Health and Aetna from 2017 to 2020. Managing Director of PwC Strategy& from 2015 to 2017. Senior Executive Advisor of Booz & Company from 2011 to 2015. Company Group Chairman of Johnson & Johnson from 2007 to 2011. Global President Consumer Healthcare Division of Pfizer from 2003 to 2006. North American President Consumer Healthcare Division of Pfizer from 2000 to 2002. Regional President, Australia and New Zealand of Warner-Lambert Company from 1999 to 2000. General Manager European Business Process Improvement of Warner-Lambert Company from 1996 to 1998. Marketing Assistant, Assistant Product Manager of General Mills from 1984 to 1986. Member of the Capsugel Scientific and Business Advisory Board from May 2012 to July 2017.

Key Qualifications and Experience:
	•	High Level of Financial Literacy—Extensive experience in managing global and regional business units for Johnson & Johnson, Pfizer Inc. and Warner-Lambert Company.
•
Industry and Technology Experience—Extensive strategic and operational experience in the consumer health care industry, with special focus in marketing, sales, research and development, finance, and human resources at Johnson & Johnson, Pfizer Inc. and Warner-Lambert Company.

	•	Operational Experience—Extensive experience in innovation, human capital development, mergers and acquisitions, licensing, and global marketing.
	•	Global Expertise—Extensive global experience managing large multi-functional businesses in emerging and developed markets in North America, Europe, Asia-Pacific, and Latin America.
30

ITEM 1—ELECTION OF DIRECTORS

Directors Whose Terms Expire in 2022
DOUGLAS T. DIETRICH
Age: 52 Director Since: 2016 Committees: None
Chief Executive Officer of Minerals Technologies Inc. since December 2016 and Chairman of the Board since March 2021. Served as Senior Vice President-Finance and Chief Financial Officer for Minerals Technologies Inc. since January 1, 2011 after serving three years as Vice President, Corporate Development and Treasury. Prior to joining Minerals Technologies Inc., Mr. Dietrich held positions of increasing leadership at Alcoa Inc., including Vice President, Alcoa Wheel Products—Automotive Wheels and President, Alcoa Latin America Extrusions.

Key Qualifications and Experience:
	•	Relevant Chief Executive Officer/President Experience—Chief Executive Officer of the Company effective 2016.
	•	Operational and Engineering Experience—Extensive experience in engineering, management, product delivery and operations.
	•	High Level of Financial Literacy—Extensive financial oversight experience in senior management roles with the Company, including as Chief Financial Officer from 2011 to 2016, and with Alcoa Inc.
	•	Industry and Technology Experience—Extensive experience in the industrial goods, mining and metals manufacturing field.
	•	Extensive International Experience—Experience from leadership positions with several international divisions of Alcoa Inc.
CAROLYN K. PITTMAN
Age: 57 Director Since: 2017 Committees: • Audit Committee • Corporate Governance and Nominating Committee
Senior Vice President and Chief Accounting Officer of Maxar Technologies since July 2019. Prior to Maxar, Ms. Pittman was Vice President-Finance and Controller, for Huntington Ingalls Newport News Shipbuilding from 2011 to 2018. Joined Huntington Ingalls Newport News Shipbuilding in 2011, a spin-off sector of the Northrop Grumman Corporation. At Northrop Grumman, Ms. Pittman was vice president and chief financial officer, Enterprise Shared Services and Information Technology, from 2008 to 2011. She joined Northrop Grumman as a manager in 1995 and attained positions of increasing responsibility, including vice president, sector controller, vice president, internal audit, and chief audit executive. Ms. Pittman began her career with Ernst & Young LLP, where she held positions within audit and assurance services from 1985 to 1995.

Key Qualifications and Experience:
	•	High Level of Financial Literacy—Extensive financial oversight experience in senior management roles with Maxar Technologies, Huntington Ingalls Newport News Shipbuilding and Northrop Grumman.
	•	Operational Experience—Extensive experience in enterprise shared services, information technology, and audit roles with Northrop Grumman.
	•	Risk Management Experience—Extensive experience with Enterprise Risk Management evaluation, Sarbanes-Oxley Risk and Control Matrices, and business continuity planning.
	•	Industry and Technology Experience—Extensive experience with project management of large ERP conversions, governance, risk and control systems, and IT controls. Certified Information Systems auditor.
[31]

ITEM 1—ELECTION OF DIRECTORS

DONALD C. WINTER
Age: 72 Director Since: 2014 Committees: • Audit Committee • Corporate Governance and Nominating Committee
Special Government Employee Office of Secretary of Defense, United States Department of Defense, since 2019. Independent consultant and Chair of the National Academy of Engineering. Dr. Winter served as the Chairman of the Board for the American Lightweight Materials Manufacturing Innovation Institute, a 501(c)3 chartered in Michigan, from 2014 to 2017. From 2016-2020, Dr. Winter served as Chairman of the Australian Naval Shipbuilding Advisory Board. He continues to support Australia as an adviser to the Prime Minister. Dr. Winter served as the 74th Secretary of the Navy from January 2006 to March 2009. Previously, Dr. Winter held multiple positions in the aerospace and defense industry as a systems engineer, program manager and corporate executive. From 2000 to 2005, he was President and CEO of TRW Systems (later Northrop Grumman Mission Systems), which he joined in 1972.

Key Qualifications and Experience:
	•	Industry and Technology Experience—Extensive experience in the aerospace and defense industry as a systems engineer, program manager and corporate executive.
	•	Engineering Expertise—Holds a doctorate in physics from the University of Michigan and Chair of the National Academy of Engineering.
•
Operational and International Experience—President and CEO of TRW Systems (later Northrop Grumman Mission Systems) from 2000 to 2005, a business engaged in systems engineering, information technology and services addressing defense, intelligence, civil and commercial markets, with operations throughout the U.S., U.K., Northern and Eastern Europe, the Middle East and the Pacific Rim.

	•	Governmental Experience—Served as 74th Secretary of the Navy, where he led America’s Navy and Marine Corps Team, from January 2006 to March 2009.
Director Nominees for Terms Expiring in 2023
JOSEPH C. BREUNIG
Age: 59 Director Since: 2014 Committees: • Corporate Governance and Nominating Committee • Compensation Committee
Currently serves as the Chief Operating Officer of OrthoLite, LLC since 2019. Former Executive Vice President, Chemicals at Axiall Corporation from 2010 to 2016. Executive Vice President and Chief Operating Officer, BASF Corporation and President, Market and Business Development, North America, BASF SE, from 2005 to 2010. Increasing positions of responsibility since joining BASF Corporation in 1986 as a process engineer, including Global Marketing director, Fiber Products Division, from 1998 to 2000; director, Global Technology, Functional Polymers from 2000 to 2001; and Group Vice President, Functional Polymers from 2001 to 2005.

Key Qualifications and Experience:
•
Industry and Technology Experience—Former Vice President, Chemicals at Axiall Corporation and Former Executive Vice President and Chief Operating Officer at BASF Corporation, the world’s leading chemical company.

	•	Operational Experience—Extensive experience in engineering, management, marketing and operations
32

ITEM 1—ELECTION OF DIRECTORS

ALISON A. DEANS
Age: 59 Director Since: 2019 Committees: • Corporate Governance and Nominating Committee • Compensation Committee
Currently an independent consultant focusing on the investment advisory and diversified financial services industry. Chief Investment Officer at CRT, a diversified financial services business, from 2014 to 2015. Previously, Ms. Deans worked at Lehman Brothers/Neuberger Berman from 2004 to July 2009. Her last positions there were Head of Equities and Private Asset Management. She also served as Chief Investment Officer overseeing the policy, risk and performance measurement groups for both fixed income and equities as well as the Equity Research Department. Prior to Lehman Brothers, she was Chief Financial Officer of Commercial Banking for BankOne from 2000 to 2003. Prior to BankOne, Ms. Deans spent nine years at Travelers/Citigroup, where, from 1999 to 2000, she was Director of Development at Citigroup.

Key Qualifications and Experience:
	•	High Level of Financial Literacy—Extensive financial oversight experience in senior management roles with CRT, Lehman Brothers/Neuberger Berman, BankOne, and Travelers/Citigroup.
	•	Market Experience—Extensive experience in financial markets as Chief Investment Officer at CRT and Lehman Brothers/Neuberger Berman.
DUANE R. DUNHAM
Age: 79 Director Since: 2002 Committees: None
Chairman of the Board of Directors of the Company from 2016 to March 2021. Former President and Chief Operating Officer of Bethlehem Steel Corporation since January 2002. Chairman and Chief Executive Officer of Bethlehem Steel from April 2000 to September 2001. President and Chief Operating Officer from 1999 to April 2000 and President of the Sparrows Point division from 1993 to 1999. Director of Bethlehem Steel Corporation from 1999 to 2002.

Key Qualifications and Experience:
	•	Relevant Chief Executive Officer/President Experience—Former Chairman and Chief Executive Officer of Bethlehem Steel Corporation.
	•	Industry and Technology Experience—Extensive experience in the steel industry, one of the Company’s important market areas.
	•	Board Experience—Prior service on the Company’s Board, as well as on the board of Bethlehem Steel Corporation.
•
Operational Experience—Experience in manufacturing, management and operations, mining operations and reserves, marketing, labor relations, environmental, health and safety oversight, compensation, and human resources oversight with Bethlehem Steel Corporation.

[33]

ITEM 1—ELECTION OF DIRECTORS

FRANKLIN L. FEDER
Age: 70 Director Since: 2017 Committees: • Compensation Committee • Audit Committee
Former Regional Chief Executive Officer for Latin America and Caribbean, Alcoa Inc., from 2004 to 2014. Prior to that, Mr. Feder was Vice President and Director—Corporate Development, Alcoa from 1999 to 2004 and Chief Financial Officer, Alcoa Latin America and Director—Planning from 1990 to 1999. Prior to joining Alcoa, Mr. Feder was Partner with the then Booz, Allen & Hamilton management consulting organization. He serves on the board of directors of PACCAR, Inc. since 2018. He also serves on the boards of directors of several Brazilian companies, including Companhia Brasileira de Aluminio, AES Tietê S.A., Prumo Logistica S.A., and FS Bioenergia S.A. He also serves on the boards of directors of corporate social responsibility and environmental organizations in Brazil.

Key Qualifications and Experience:
	•	Extensive International Experience—Experience from leadership positions with Alcoa Inc., including as Regional Chief Executive Officer for Latin America & the Caribbean.
	•	High Level of Financial Literacy—Extensive financial oversight experience in senior management roles with Alcoa Inc.
	•	Board Experience—Service on the Company’s Board, as well as on the boards of PACCAR, Inc., a U.S. public company, and several public and private companies in Brazil and Argentina.
	•	Industry and Technology Experience—Extensive experience in the manufacturing field with Alcoa Inc.
34

ITEM 2—RATIFICATION OF APPOINTMENT OF AUDITORS

ITEM 2—RATIFICATION OF APPOINTMENT OF AUDITORS
The Audit Committee of the Board has appointed KPMG to serve as our independent registered public accounting firm for the current fiscal year, subject to the approval of shareholders. KPMG and its predecessors have audited the financial records of the businesses that comprise the Company since 1992. We consider the firm well qualified.
We expect that representatives of KPMG will be present at the Annual Meeting of Shareholders. These representatives will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.
Item 2. Ratify Auditors
Board Recommendation
A vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2021 fiscal year is unanimously recommended.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. As part of fulfilling its oversight responsibility, the Audit Committee reviewed and discussed with management the audited financial statements of the Company, including the audit of the effective operation of, and internal control over, financial reporting, for the fiscal year ended December 31, 2020. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees.”
The Audit Committee has discussed with KPMG the independent accountant’s independence from the Company and has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.
Principal Accounting Fees and Services
The Company incurred the following fees for services performed by KPMG in fiscal years 2020 and 2019:
	2020	2019
Audit Fees	$3,077,963	$3,210,531
Audit Related Fees	$93,518	85,082
Tax Fees	$36,396	89,666
All Other Fees	$11,354	11,020
Total Fees	$3,219,231	$3,396,299
Audit Fees
Audit fees are fees the Company paid to KPMG for professional services for the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K, including fees associated with the audit of the effective operation of, and internal control over financial reporting, and review of financial statements included in Quarterly Reports on Form 10-Q, or for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, such as comfort letters in connection with securities offerings and consent for registration statements.
Audit Related Fees
Audit related fees are billed by KPMG for assurance services that are reasonably related to the audit or review of the Company’s financial statements, including XBRL tagging, attestation procedures, due diligence and benefit plan audits.
Tax Fees
Tax fees are fees billed by KPMG for tax compliance and tax advice.
[35]

ITEM 2—RATIFICATION OF APPOINTMENT OF AUDITORS

All Other Fees
All other fees are fees billed by KPMG to the Company for any services not included in the first three categories.
Pre-Approval Policy
The Audit Committee established a policy that requires it to approve all services provided by its independent registered public accounting firm before the independent registered public accounting firm provides those services. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, audit-related services, tax services and all other fees within defined limits. All of the Audit Fees, Audit Related Fees, Tax Fees and All Other Fees paid to KPMG were approved by the Audit Committee in accordance with its pre-approval policy in fiscal year 2020.
The Audit Committee considered all these services in connection with KPMG’s audits of the Company’s financial statements, and the effective operation of, and internal control over, financial reporting for the fiscal years ended December 31, 2020 and 2019, and concluded that they were compatible with maintaining KPMG’s independence from the Company in the applicable periods.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.
Marc E. Robinson, Chair
John J. Carmola
Franklin L. Feder
Carolyn K. Pittman
Donald C. Winter
36

ITEM 3—ADVISORY VOTE TO APPROVE 2020 NAMED EXECUTIVE OFFICER COMPENSATION

ITEM 3—ADVISORY VOTE TO APPROVE 2020 NAMED EXECUTIVE OFFICER COMPENSATION
The Board of Directors is asking you to approve, on an advisory basis, the 2020 compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Compensation of Executive Officers and Directors” sections of this Proxy Statement. This proposal is commonly known as “Say-on-Pay.”
While this vote is advisory, and not binding on the Company, the Compensation Committee or the Board of Directors, it will provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the future. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. You should read the “Compensation Discussion and Analysis,” which discusses how our executive compensation policies and programs implement our executive compensation philosophy, and the “Compensation of Executive Officers and Directors” section which summarizes the 2020 compensation of our named executive officers.
In determining whether to approve this proposal, we believe you should consider how we link pay to performance, which is discussed in detail in the “Compensation Discussion and Analysis” section under “How We Tie Pay to Performance.” In particular you should bear in mind:
•
Our performance in 2020 reflects our solid operational and strategic execution against a backdrop of weaker conditions in several markets we serve as a result of the COVID-19 global pandemic. We delivered sales growth across several product lines and geographies, increased volumes through capacity expansions and a new PCC satellite, and capitalized on customer demand for our latest innovative products. Our culture of continuous improvement and focus on aggressive cost control were fundamental in making the necessary changes to adjust our operations to the changing market environment.

•
Over 86% of the compensation of our Chief Executive Officer, Douglas T. Dietrich, is at risk and variable depending on company and individual performance. We believe that the compensation received by our named executive officers in respect of fiscal year 2020 appropriately aligned executive pay with our performance.

•	In 2020, we continued to extensively engage with our shareholders with respect to our corporate governance and compensation practices.
Accordingly, the Board of Directors recommends approval of the following resolution:
RESOLVED, that shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers in 2020, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related tables and disclosure).
Item 3. Advisory Vote to Approve Executive Compensation
Board Recommendation
A vote FOR the advisory vote approving 2020 named executive officer compensation is unanimously recommended.
[37]

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides you with a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. Our compensation program for senior executives is governed by the Compensation Committee, which determines the compensation of all nine of the current executive officers of the Company. This discussion and analysis focuses on our named executive officers—our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2020. The named executive officers for 2020 were:
Name	Title
Douglas T. Dietrich	Chief Executive Officer
Matthew E. Garth	Senior Vice President, Finance and Treasury, Chief Financial Officer
D.J. Monagle III	Group President, Specialty Minerals and Refractories
Thomas J. Meek	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer
Jonathan J. Hastings	Group President, Performance Materials
How We Tie Pay to Performance
Our executive compensation program is designed to reward the achievement of the short-term and long-term objectives of the Company, to attract and retain world-class talent, and to relate compensation to the value created for our shareholders. We also believe that as an employee’s level or responsibility increases, so should the proportion of performance-based compensation. As a result, our executive compensation programs closely tie pay to performance.
2020 Business and Performance Review
Our Company
Minerals Technologies Inc. is a resource- and technology-based company that develops, produces, and markets on a worldwide basis a broad range of specialty mineral, mineral-based and synthetic mineral products and supporting systems and services.
The Company has four reportable segments: Performance Materials, Specialty Minerals, Refractories and Energy Services.
•
The Performance Materials segment is a leading supplier of bentonite and bentonite-related products and leonardite. This segment also provides products for non-residential construction, environmental and infrastructure projects worldwide, serving customers engaged in a broad range of construction projects.

•
The Specialty Minerals segment produces and sells the synthetic mineral product precipitated calcium carbonate (“PCC”) and processed mineral product quicklime (“lime”), and mines mineral ores then processes and sells natural mineral products, primarily limestone and talc. This segment’s products are used principally in the paper, building materials, paint and coatings, glass, ceramic, polymer, food, automotive and pharmaceutical industries.

•
The Refractories segment produces and markets monolithic and shaped refractory materials and specialty products, services and application and measurement equipment, and calcium metal and metallurgical wire products. Refractories segment products are primarily used in high-temperature applications in the steel, non-ferrous metal and glass industries.

•
The Energy Services segment provides services to improve the production, costs, compliance, and environmental impact of activities performed in the oil and gas industry. This segment offers a range of services for off-shore filtration and well testing to the worldwide oil and gas industry.

The COVID-19 pandemic continues to impact lives and businesses around the world. Protecting the health and safety of our employees is one of our core values. Since the onset of the pandemic, we put in place a robust series of protocols to protect our employees while ensuring the safe and efficient operations of our facilities, including temporarily closing certain of our facilities; enhanced screening at entry to our facilities; restricting access at all facilities to business-critical visits; increasing cleaning and disinfecting protocols; use of personal protection equipment and additional hygiene supplies; adhering to social distancing guidelines; instituting remote work; restricting travel, and quarantining certain personnel. Employees are continuing to work from home where possible.
38

COMPENSATION DISCUSSION AND ANALYSIS

Our performance in 2020 reflects our solid operational and strategic execution against a backdrop of weaker conditions in several markets we serve as a result of the COVID-19 global pandemic. We delivered sales growth across several product lines and geographies, increased volumes through capacity expansions and a new PCC satellite, and capitalized on customer demand for our latest innovative products. Our culture of continuous improvement and focus on aggressive cost control were fundamental in making the necessary changes to adjust our operations to the changing market environment.
Below is a brief summary of the operating performance by segment in 2020, a listing of major product lines and the Company’s leading market positions.

MINERALS BUSINESSES		SERVICES BUSINESSES	
	PERFORMANCE MATERIALS (BENTONITE)	SPECIALTY MINERALS (CARBONATES)	REFRACTORIES	ENERGY SERVICES
2020 NET SALES	$753M 47% of MTI	$511M 32% of MTI	$258M 16% of MTI	$73M 5% of MTI
2020 OPERATING INCOME*	$103.6 M 13.8% of Sales	$75.4 M 14.8% of Sales	$35.5M 13.8% of sales	$5.2M 7.1% of sales
PRODUCT LINES	Metal casting Household, Personal Care & Specialty Products Environmental Products Building Materials	Precipitated Calcium Carbonate (Paper and Specialty) Ground Calcium Carbonate Talc	Refractory Products Metallurgical Wire Laser Measurement Equipment Steel Mill Service	Off-Shore Water Filtration Off-Shore Well Testing
MARKET POSITIONS	#1 Worldwide in Bentonite #1 in U.S. Metalcasting Binders #1 in U.S. Bulk Clumping Cat Litter #1 European Premium Cat Litter #1 in Quality Assurance Waterproof Concrete Structures	#1 Worldwide in Precipitated Calcium Carbonate #1 in North America Specialty PCC	#1 in N. American Monolithic Refractories #1 North America and Europe Solid Core Calcium Wire #1 Globally in Refractory Laser Management Systems	#1 in Gulf of Mexico Flow-back Filtration, Produced Water Deepwater Projects & High Pressure/High-Temp Well Testing Leading Global Off-Shore Produced Water & Well Testing Services Company

* Excluding special items
Advancing Our Growth Strategy
We continue to drive forward our multi-pronged approach to growth through geographic expansion, new product development and acquisitions. Our strategy is supported by our balance sheet strength and flexibility which provides the opportunity to drive attractive, sustainable long-term returns for our shareholders.
We made considerable progress against several of our strategic growth initiatives in 2020:
•	Expanding Presence in Consumer-Oriented Markets
•
We are focused on growth in Consumer-Oriented markets through our Household, Personal Care and Specialty Products (HPC) business. These are attractive markets with stable long-term growth and high-return potential, and we have the unique capability and resources to serve them.

•
In 2020, HPC sales increased 1% driven by sales growth of 7% in our Pet Care business. Sales from our broad portfolio of high margin specialty applications, including products focused on edible oil clarification, personal care and animal health, also contributed to the strong performance.

[39]

COMPENSATION DISCUSSION AND ANALYSIS

•	Metalcasting Penetration in Asia
•
We are the world leader in Greensand Bond Systems for the foundry market. MTI is uniquely positioned to take advantage of trends in China and India, two of the world’s largest foundry markets, where our customers are responding to demand for higher quality castings. Over the past several years, we have invested in mining and manufacturing assets to support the continued growth of our blended greensand bond formulations.

•	In 2020, we increased penetration into the China foundry market with volume growth of 17% for our tailored blended products despite weaker conditions.
•	Growing PCC Volumes Globally
•
We are the world leader in PCC. Our strategy is to expand volumes globally through base filler contracts in underpenetrated regions, such as Asia, and by capitalizing on growing opportunities in adjacent markets, such as packaging and tissue, where we can deploy our latest technologies. In 2020, our penetration into China continued to gain momentum as PCC sales increased there by 13% over the prior year. We signed two new contracts, saw the start-up of two PCC satellites and had one PCC satellite under construction.

•	Over the last 3 years, we have signed 6 new satellite contracts and completed 2 expansions of existing satellites around the world, totalling over 265,000 tons of PCC capacity.
•	We will be bringing online 70,000 tons of additional PCC capacity in Asia and Europe in the coming year.
•
Sales of Specialty PCC grew 23 percent in the fourth quarter of 2020 through volume increases from expansions and as market conditions improved and we saw robust demand from consumer-oriented markets, residential construction, and automotive end markets.

•	Transitioning Environmental Products Business to High-Value Product Portfolio
•
Our strategy has been to transition Environmental Products from base geosynthetic clay liners to a higher-value technology portfolio that has the capabilities to support large and more complex landfill remediation and water treatment issues.

•	We have invested in the development of several specialized products, such as RESISTEX® GCLS and FLUORO-SORB® adsorbent, to address these large market opportunities.
•	Innovation and New Product Development
•
Innovation and new product development is a core growth strategy for our company, and we made notable progress strengthening the value of our pipeline in 2020. We commercialized 44 new value-added products in 2020, as we continued to accelerate the pace of commercialization and drive new revenue prospects. We have increased revenue from new products commercialized over the past five years by 50%.

•	Many of our latest products reflect our enhanced focus on developing products that address broader environmental and recycling issues for both MTI and our customers.
•	Acquisitions
•	M&A also represents a strategic growth initiative of the Company and we continue to strengthen this component of our growth strategy.
•
Our M&A strategy is to focus on minerals-based companies where we can leverage our strong technological expertise, drive growth in attractive markets and extend or deepen existing positions into new geographic regions.

•	Our acquisition strategy allows us to build a higher-return, less cyclical, and more balanced portfolio that is supported by a strong balance sheet.
40

COMPENSATION DISCUSSION AND ANALYSIS

Operational Excellence
•	We continue to improve productivity and efficiency through a disciplined effort of embedding Operational Excellence and Lean principles throughout the organization.
•	Our efforts to embed Operational Excellence and Lean principles began in 2007. The engagement of our employees in our culture of continuous improvement is the foundation of MTI.
•
In 2020, keeping at a similar pace to last year, our employees held over 8,600 total Kaizen events (Kaizen events are highly focused improvement workshops that address a particular process or area) and generated over 63,000 ideas of which approximately 74% were implemented, despite a significant number of employees working remotely and many of these activities occuring virtually.

[41]

COMPENSATION DISCUSSION AND ANALYSIS

Safety
•
The safety of our employees is a core value at MTI – we place the health and safety of people above all else. Since the onset of the pandemic, we put in place a robust series of protocols to protect our employees while ensuring the safe and efficient operations of our facilities. While implementing these new work practices, we continued to drive our safety performance toward world class levels and strive for our target of zero injuries.

•	In 2020, more than 90% of our sites operated injury free.
•
The chart below shows our recordable and lost workday injury rates based on the number of injuries per 100 employees. Our Total Recordable Injury Rate decreased in 2020 and was the lowest in the Company’s history, as there was a continued reduction in more serious injuries.

•
The Lost Workday Injury Rate of 0.22 in 2020 represents a slight increase from the best lost workday performance in MTI’s history of 0.16, but 15% lower than the prior year. The Company continues to work to achieve the world class milestone of 0.0. The Company continues to have a large focus on the engagement of our employees in risk reduction activities, such as job observations, Gemba (the practice of personally visiting and seeing where work gets done), non-routine task risk assessment and near miss reporting.

SAFETY PERFORMANCE
(Injuries/100 Employees)
2.63
1.41
2.06
1.67
1.34
1.59
0.97
1.23
1.26
1.18
1.28
1.12
0.60
0.94
0.61
0.75
0.65
0.38
0.39
0.40
0.40
0.26
0.26
0.16
0.26
0.22
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
World Class Recordable Injury Rate
World Class Workday Injury Rate
Recordable Injury Rate
Lost Workday Injury Rate

42

COMPENSATION DISCUSSION AND ANALYSIS

Financial Performance
The following is a summary of our performance highlights for 2020 and comparisons of our performance to prior years. In this Compensation Discussion and Analysis, as well as in the Proxy Summary, we refer to earnings per share excluding special items, operating income and margin excluding special items, and free cash flow, which are non-GAAP financial measures. See Appendix A to this Proxy Statement for a reconciliation to our results as reported under GAAP.
The Company delivered a solid performance in a challenging environment.
•	The Company recorded earnings of $3.99 per share in 2020.

* Excludes special items

•	Our consolidated sales were $1.6 billion in 2020.

* Excludes special items

[43]

COMPENSATION DISCUSSION AND ANALYSIS

•
Income from operations, excluding special items, decreased 9% from the prior year level, primarily due to lower volumes as a result of market conditions due to the pandemic. However, despite these market conditions, operating margins grew 30 basis points to 13.4%.

* Excludes special items
44

COMPENSATION DISCUSSION AND ANALYSIS

•
We were able to manage through significant demand changes in our end-markets, uncertain customer order patterns, and production curtailments with agility. The global pandemic, which continues to affect demand in our industrial end markets, had the most notable impact in the second and third quarters. During this time, we focused on making several operational adjustments at our plants, including maintenance activities and manufacturing process improvements, and when markets recovered in the last four months of the year, we were well positioned to take advantage of the higher volumes.

* Excludes special items

•
Sales in our Performance Materials segment declined 9% in 2020 to $753 million. Operating income was at about the same level as last year and was 13.8% of sales in 2020. Pricing actions, strong cost control and expense reductions more than offset the margin impact of lower sales.

PERFORMANCE MATERIALS SALES AND OPERATING INCOME

($ in millions)

$121.1
$119.7
$117.3
$104.1
$103.6
$686
$735
$828
$823
$753
2016
2017
2018
2019
2020
Sales
Operating Income*

* Excludes special items
[45]

COMPENSATION DISCUSSION AND ANALYSIS

•
Sales in our Specialty Minerals segment declined 11% in 2020 to $511 million due to lower paper demand and the slowdown in residential construction and automotive markets in the second and third quarters and temporary COVID-19 related customer shutdowns. Operating income decreased 12% and was 14.8% of sales in 2020. Pricing actions and cost control resulted in stable operating margins despite lower sales.

SPECIALTY MINERALS SALES AND OPERATING INCOME

($ in millions)

$102.7
$101.2
$96.1
$85.6
$75.4
$592
$585
$589
$575
$511
2016
2017
2018
2019
2020
Sales
Operating Income*

* Excludes special items
•	Sales in our Refractories segment declined 13% in 2020 to $258 million. Operating income decreased 18% and was 13.8% of sales in 2020 as a result of lower refractory product volumes globally.

* Excludes special items
46

COMPENSATION DISCUSSION AND ANALYSIS

•
Sales in our Energy Services segment decreased 23% in 2020 to $73 million primarily driven by the decrease in activity related to COVID-19 restrictions and the impact of storm activity in the Gulf of Mexico. Operating income decreased to $5.2 million and was 7.1% of sales in 2020.

ENERGY SERVICES SALES AND OPERATING INCOME
($ in millions)
$4.4
$6.8
$6.3
$9.6
$5.2
$86
$77
$78
$95
$73
2016
2017
2018
2019
2020
Sales
Operating Income*

* Excludes special items

•
We achieved 4% productivity improvement in 2020, despite lower volumes, which marked the eleventh consecutive year that MTI has improved productivity as measured in tons produced per hour. The Company’s SG&A expenses represented 12.1% of sales in 2020, as compared with 11.5% in the prior year.

MTI SG&A EXPENSES
(% of Sales)

12.2%
12.2%
11.1%
11.5%
12.1%
$200.2
$204.4
$201.3
$205.3
$192.4
2016
2017
2018
2019
2020
SG&A Expenses*
Percent of Sales

* Excludes special items
[47]

COMPENSATION DISCUSSION AND ANALYSIS

•
Our cash flow from operations for the year was strong at $241 million, an increase of 1% from prior year. Cash flows from operations in 2020 were used to fund capital expenditures, repay debt, pay dividends to shareholders and repurchase shares of common stock. Free cash flow increased 1% to $175 million.

CASH FLOW FROM OPERATIONS AND FREE CASH FLOW
($ in millions)
$225
$163
$208
$131
$204
$128
$238
$173
$241
$175
2016
2017
2018
2019
2020
Cash Flow from Operations
Free Cash Flow

48

COMPENSATION DISCUSSION AND ANALYSIS

•
We reduced net debt by $122 million in 2020. We have repaid over $780 million over the last five years. Our net leverage ratio was 4.5 times EBITDA following our 2014 acquisition of AMCOL International Corporation and was 1.8 at the end of 2020. In addition, we returned over $48 million to shareholders in the form of dividends and share repurchases.

[49]

COMPENSATION DISCUSSION AND ANALYSIS

Total Shareholder Return
For those who wish to consider total shareholder return when evaluating executive compensation, the graph below compares Minerals Technologies Inc.’s cumulative 3-year total shareholder return on common stock with the cumulative total return of the comparator group used for the Company’s long-term incentive plan during this period. This graph tracks the performance of a $100 investment in our common stock and in our peer index (with the reinvestment of all dividends) over the covered periods.

3-YEAR INDEX TOTAL SHAREHOLDER RETURN
(vs Peer Group)
$100
$40
2017
2018
2019
2020
Minerals Technologies Inc.
Peers

50

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices
We highlight below certain executive compensation practices, both the practices we have implemented to incentivize performance and certain other practices that we have not implemented because we do not believe they would serve shareholders’ long-term interests:
What We Do

✔ Pay for Performance – We tie pay to performance. The great majority of executive pay is not guaranteed. We set clear goals for corporate and business unit performance and differentiate based on individual achievement. The vast majority of our named executive officers’ compensation is at-risk and variable depending on Company and individual performance.

✔ Use Objective Financial Metrics – A substantial majority of the awards granted under our Annual Incentive Plan are based on the achievement of corporate financial metrics that we believe are challenging in light of the economic condition in the markets we serve and the risks to achieve high performance.

✔ Link Long-Term Compensation to Stock Performance – The majority of our long-term awards are in the form of equity awards that vest over a three-year period. We believe that such awards directly link pay with the interests of shareholders. In addition, two of the three metrics in our cash-based long-term incentive plan are based on our stock performance.

✔ Use An Appropriate Peer Group – We annually evaluate the peer group we use to ensure that we use appropriate comparators for benchmarking our compensation program.
✔ Expect High Performance – We expect our executives to deliver sustained high performance year-over-year and over time to stay in their respective positions.
✔ Review Tally Sheets – We review tally sheets for our named executive officers prior to making annual executive compensation decisions.
✔ Have Appropriate Severance Arrangements – In 2016, we revised our officers’ change-in-control arrangements to reduce the severance payable upon a change-in-control.

✔ Double Trigger for Vesting on Change in Control – Our equity compensation plan provides for accelerated vesting of awards after a change in control only if an employee is also terminated (a “double trigger”).

✔ Clawback – We have a policy to recoup certain incentive and other compensation payments (a “clawback” policy) to ensure that our executives do not retain undeserved windfalls and to enhance our pay-for-performance initiatives.

✔ Minimal Perquisites – We provide only minimal perquisites that have a sound benefit to the Company’s business.

✔ Stringent Stock Ownership Guidelines – We have adopted stringent stock ownership guidelines—six times base salary for our CEO, four times base salary for our CFO and Group Presidents, three times base salary for our other executives, and five times the annual cash retainer for directors.

✔ Retention Period on Exercised Stock Options and Vested DRSUs – Executives must hold for at least five years a minimum of 50% of after-tax value of appreciation of stock options upon exercise and retain at least 50% of stock received after-tax from Deferred Restricted Stock Units (DRSUs) upon vesting.

✔ Independent Compensation Consulting Firm – The Compensation Committee benefits from its utilization of an independent compensation consulting firm which provides no other services to the Company.
What We Don’t Do
✗ We Do Not Pay Dividend Equivalents on Stock Options and Unvested DRSUs
✗ No Repricing Underwater Stock Options or Backdating Stock Options
✗ No Inclusion of the Value of Equity Awards in Pension or Severance Calculations
✗ No Excise Tax Gross-Up Payments Upon Change In Control
✗ No Hedging Transactions, Pledges of Stock Or Short Sales By Executives Permitted
[51]

COMPENSATION DISCUSSION AND ANALYSIS

Consideration of Results of 2020 Shareholder Advisory Vote
As discussed above under “Shareholder Engagement”, we engage in an extensive, ongoing shareholder engagement effort discussing corporate governance, compensation and other matters. At our 2020 Annual Meeting, our shareholders approved the 2019 compensation of our named executive officers with 92.4% of the shares voting on the matter at the meeting voting in favor. We believe that the significant margin of approval of our 2020 “Say-on-Pay” proposal resulted in large measure from our shareholder engagement effort.
As a result of the vast majority of shares favoring our “Say-on-Pay” proposal at our 2020 Annual Meeting, and the positive feedback we received during our 2020 – 2021 shareholder outreach program, we have substantially maintained our executive compensation policies. The Compensation Committee will continue to consider the views of our shareholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements.
What We Pay and Why: Elements of Our Compensation Program for Named Executive Officers
We have structured the major portion of executive compensation as “total direct remuneration,” consisting of base salary, annual incentive awards and long-term incentive awards. Long-term incentive awards consist of stock options, Deferred Restricted Stock Units (“DRSUs”), and Performance Units awarded under our long-term incentive plan. Additional elements supplement the total direct remuneration. As illustrated in the accompanying table, in 2020 the majority of total direct compensation to our named executive officers was performance-based and at-risk and was long-term in nature.
	2020 Target Direct Remuneration Mix(1)
Name	Fixed	At- Risk	Short- Term	Long- Term	Cash	Equity
D.T. Dietrich	14%	86%	31%	69%	59%	41%
M.E. Garth	25%	75%	43%	57%	66%	34%
D.J. Monagle, III	23%	77%	40%	60%	64%	36%
T.J. Meek	24%	76%	42%	58%	65%	35%
J.J. Hastings	24%	76%	42%	58%	65%	35%
(1)
The only fixed component of total direct remuneration at the Company is base salary. All other elements of total direct remuneration are performance-based and at-risk (not guaranteed). The short-term components are base salary and annual incentives. The cash component includes base salary, annual incentives and Performance Units (which are denominated in and paid out in cash).

The table below summarizes the compensatory elements of our program and briefly explains their purpose. Following the table, we provide a detailed description of each element, why we pay it, and what decisions were made for individual payments and awards in 2020.
Element of Compensation Program	Description	How This Element Promotes Company Objectives/Positioning vs. Market
Annual Compensation:
—Base Salary	Fixed annual compensation that is certain as to payment; provides continuous income to meet ongoing living costs.	Intended to be competitive with marketplace, to aid in recruitment and retention.
—Annual Incentives	Offers opportunity to earn performance-based compensation for achieving pre-set annual goals.	Motivate and reward achievement of corporate objectives.
Long-Term Compensation:
—Stock Options
Stock options granted at fair market value on date of grant typically with ratable vesting over three years. This represents approximately 20% of target long-term incentive compensation for each individual.
More highly leveraged risk and reward alignment with shareholder value; vesting terms and holding requirements promote retention and a strong linkage to the long-term interests of shareholders.
52

COMPENSATION DISCUSSION AND ANALYSIS

Element of Compensation Program	Description	How This Element Promotes Company Objectives/Positioning vs. Market
—DRSUs	Full value grant of stock units typically with ratable vesting over three years. This represents approximately 40% of target long-term incentive compensation for each individual.
Intended to increase long-term equity ownership and to focus executives on providing shareholders with superior investment returns; vesting terms and holding requirements promote retention and a strong linkage to the long-term interests of shareholders.

—Performance Units	Units pay out in cash based on three-year performance goals. This represents approximately 40% of target long-term incentive compensation for each individual.	Units earned based on performance metrics that are believed to be key to achieving success in the Company’s strategies.
Other Compensation Elements:
—Retirement Income	Qualified and non-qualified defined benefit and qualified defined contribution plans intended to provide for replacement of annual compensation with pension or lump-sum payments upon retirement.	Fair and competitive program designed to provide basic retirement benefits and encourage long-term service.
—Deferred Compensation	Nonfunded deferred compensation plan that mirrors the Company’s qualified defined contribution plan and allows for an annual election of deferrals of salary and bonus.	Modest program that allows executives to have same level of benefits as other participants not subject to IRS limits.
—Severance Payments	Payments and benefits upon termination of an executive’s employment in specified circumstances, including after a change in control.
Intended to provide assurance of financial security to attract lateral hires and to retain executives, especially in disruptive circumstances, such as a change in control and leadership transitions; encourages management to consider transactions that could benefit shareholders.

—Benefits	Health and welfare benefits.	Fair and competitive programs to provide family protection, facilitate recruitment and retention.
—Perquisites	Modest personal benefits limited to financial counseling.	Highly desired benefits which can represent cost-effective elements of compensation. We do not provide tax gross-ups for perquisites.
Base Salary
The Committee believes that the overall compensation to the named executive officers should include reasonable levels of fixed cash compensation in order to provide a level of assurance of compensation. Base salaries of our named executive officers are determined in accordance with their responsibilities, their tenure in position, performance and market data for the position, although no particular weight is assigned to any one factor. Each employee receives an annual performance rating early in the year. The performance rating of the Company’s Chief Executive Officer is assigned by the Compensation Committee and approved by the Board. The performance ratings of other officers, including the named executive officers, are assigned by the Company’s Chief Executive Officer, subject to review by the Compensation Committee. The named executive officers’ performance ratings were assigned by Mr. Dietrich in early 2020. Based on the Company’s performance, general business outlook, and industry compensation trends, we set guidelines for average percentage compensation adjustments to salary for all employees for the coming year. The percentage increase received by a particular employee is determined on the basis of the employee’s performance rating and current compensation level compared to similar marketplace positions.
The Committee determined that Mr. Dietrich’s base salary would remain $1,000,000 for 2020, unchanged from 2019.
[53]

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentives
We pay annual incentives through our Annual Incentive Plan. The 2020 Annual Incentive Plan is designed to reward participants for the achievement of pre-established Company-wide financial goals and individual contributions thereto, as well as to reward the achievement of individual performance goals, by providing cash awards that are paid if such goals are met. Target annual incentive payment amounts are calculated (as a rounded amount) from the officers’ base salaries using the following formula:
Base Salary X Target Percentage of Base Salary = Target Annual Incentive Compensation
The amount of incentive compensation actually earned by participants in the Annual Incentive Plan is determined by multiplying the target amount by a performance factor. The performance factor represents percentage achievement of weighted composite of corporate financial targets, personal performance objectives and, for those executives who are Business Unit heads, Business Unit financial targets. The overall performance factor for each element (corporate financial targets, Business Unit financial targets, and personal performance objectives) may individually range from a minimum of 25% to a maximum of 200%, for an overall maximum performance factor of 200%. Payout is equal to target incentive compensation if the performance factor for each element is achieved at 100%.
Summary of Payments
In January 2021, the Committee reviewed the results of the 2020 Annual Incentive Plan. Payments were determined based on the achievement of the performance factors described below. Individual performance ratings were submitted by the Chief Executive Officer for discussion and approval by the Committee. The performance factors actually achieved for 2020 and the resulting payments to the named executive officers under the 2020 Annual Incentive Plan were as follows:
Name	2020 Base Salary	Target Percentage of Base Salary	Target Annual Incentive Compensation	Performance Factor Achieved	2020 Incentive Compensation Earned
D.T. Dietrich	$1,000,000	120%	$1,200,000	114.7%	$1,375,800
M.E. Garth	$535,600	75%	$401,700	115.8%	$465,000
D.J. Monagle, III	$574,225	75%	$430,669	106.6%	$459,200
T.J. Meek	$572,021	75%	$429,016	112.0%	$480,400
J.J. Hastings	$548,990	75%	$411,743	112.4%	$463,000
Calculating the Performance Factor
We maintain a strong link between performance and pay within our executive compensation program through emphasis on incentives and utilization of performance measures that we believe are key drivers of shareholder value creation. For the 2020 Annual Incentive Plan, we determined that two financial measures—Operating Income (“OI”) and Return on Capital (“ROC”)—are the most important business metrics that lead to creation of shareholder value, and therefore deserve significant focus. Performance of the Company with respect to these metrics was a significant factor in each executive’s bonus opportunity. For executives who are Business Unit Heads (including Mr. Monagle and Mr. Hastings), performance with respect to these financial targets within the executive’s Business Unit was also a significant factor in such executive’s bonus opportunity. The remainder of each executive’s bonus opportunity was based on personal performance objectives. Approximately half of the personal performance objectives were based on quantifiable financial components: revenue, expense management, improvements in working capital, and certain productivity metrics, for which specific targets were established. Accordingly, financial components represented approximately 85% of the plan’s target metrics.
54

COMPENSATION DISCUSSION AND ANALYSIS

The table below summarizes the weightings for each element of the performance factor (corporate financial targets, Business Unit financial targets, and personal performance objectives) for each of our named executive officers, along with their achievement in 2020.
	Company Financial Targets		Business Unit Financial Targets		Personal Performance
Name	Weighting	Achievement	Weighting	Achievement	Weighting	Achievement
D.T. Dietrich	70%	108.8%	0%	0%	30%	128.3%
M.E. Garth	70%	108.8%	0%	0%	30%	132.0%
D.J. Monagle, III	20%	108.8%	50%	99.9%	30%	116.4%
T.J. Meek	70%	108.8%	0%	0%	30%	119.4%
J.J. Hastings	20%	108.8%	50%	124.0%	30%	95.6%
Company Level Financial Targets and Performance
As discussed above, the Committee selected OI and ROC as the two financial measures used to determine Company performance. For each measure, a Company performance target range was determined by weighting the average of individual Business Unit performance target ranges for these measures. The actual Company performance for 2020 for each measure also represented a weighted average of individual Business Unit actual performance for the measure.
2020 Targets. The following table sets forth, for each of the OI and ROC financial measures that we use to determine Company performance, the following:
•	the performance target range for threshold and maximum performance, representing a weighted average composite of the Business Unit minimum (threshold) and maximum performance, respectively; and
•	the Company performance target if each of the Business Unit level performance factors were achieved at 100% of target.
	Threshold	Target	Maximum
Operating Income	$134.9 million	$236.0 million	$275.5 million
Return on Capital	4.7%	7.9%	9.3%
In determining the performance targets and target ranges for OI and ROC, the Committee took into consideration the economic conditions and risks of our market segments and the business development activities and goals for each of the Business Units. The Committee strived to design performance target ranges for OI and ROC that were attainable by the executive officers but challenging taking into consideration the economic condition in the markets we serve and the risks to achieve high performance. The OI targets set for 2020 reflected increases from 2019 actual OI performance for all Business Units, with the exception of the Paper PCC business unit, which faced several paper machine shutdowns, and the Refractories business unit, which faced adverse market conditions. The ROC targets set for 2020 reflected expected changes from 2019 in net income and in the Company’s average capital base.
2020 Performance. The Company performance factor represents the weighted average of Business Unit level performance factors for all of the Company's Business Units. For each Business Unit, actual 2020 performance for each measure was weighted—OI was weighted at 60% and ROC at 40%—and the weighted average performance corresponds to a performance factor based on an individual payout matrix for such Business Unit. Performance factors were not adjusted or modified as a result of the COVID-19 pandemic. Because the Company performance factor represents a weighted average of Business Unit level performance factors, it does not have a straight-line relationship with consolidated Company performance.
The following table sets forth
•	the weights assigned to each Business Unit for purposes of calculating the weighted average of Business Unit level performance factors;
•	the performance factors achieved for 2020 for each Business Unit; and
•	the weighted average payout associated with that Business Unit’s 2020 performance (multiplying the weight assigned to each Business Unit by its 2020 Performance Factor).
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	Weight	2020 Performance Factor	Weighted Average Payout
Paper PCC Business Unit(1)	18.2%	67.7%	12.3%
Performance Minerals Business Unit(1)	14.0%	156.6%	21.9%
Refractories Business Unit(1)	16.9%	89.0%	15.0%
Performance Materials Business Unit(2)	44.0%	124.0%	54.6%
Energy Services Business Unit	3.9%	36.4%	1.4%
Corporate Expense			3.6%
Overall Company Total			108.8%
(1)	Mr. Monagle’s Business Unit performance factor is a weighted average of the performance factors of these three Business Units.
(2)	Mr. Hastings’s Business Unit performance factor is the performance factor of this Business Unit.
Business Unit Level Financial Targets
As discussed above, Business Unit level financial targets for OI and ROC contributed to the weighted average composite Corporate financial targets. In addition, for the executives who are Business Unit heads, individual Business Unit OI and ROC were factors in determining the bonus opportunity under the 2020 Annual Incentive Plan. As noted above, Business Unit targets in turn represent a weighted average of sub-Business Unit level targets.
Consistent with prior years, the Committee selected performance target ranges for each Business Unit’s OI and ROC based upon recommendations of the Chief Executive Officer and after reviewing the Company’s 2020 operating plan. The Committee also took into account the risks associated within each business unit, as well as the economic conditions of the market each business unit serves. As described above, the Committee strived to design performance target ranges for OI and ROC that were attainable by the executive officers, but challenging.
As with Company level financial targets, a performance factor was determined for each Business Unit level measure based on the actual 2020 performance. The Business Unit performance factors represent percentage achievement of sub-Business Unit level targets. Accordingly, the performance factor for a measure does not represent a straight-line relationship between the Business Unit level target performance ranges and the actual performance for such Business Unit. We do not publicly report the financial results at the Business Unit or sub-Business Unit levels.
Personal Performance Objectives
Personal performance objectives for executive officers during 2020, other than Mr. Dietrich, were set by Mr. Dietrich. Personal performance objectives for Mr. Dietrich were set and approved by the Compensation Committee with input from Mr. Dietrich.
The personal performance component provides rewards to executives in recognition of contributions in other key areas not captured in the OI and ROC financial metrics. Approximately half of the personal performance objectives were based on other quantifiable financial targets, with different specific weightings applied to each element for each officer. Personal performance objectives included the following:
•	Expense control (for Corporate Staff)(*)
•	Resource unit performance (for Corporate Staff)
•	Revenue growth (for Business Unit leaders)(*)
•	Variable conversion cost performance (for Business Unit leaders)(*)
•	Working capital efficiency (for Business Unit leaders)(*)
•	New technology deployment (for Business Unit leaders)(*)
•
Deployment of Lean operating principles, including achievement of Hoshin Plans (Hoshin is a structured methodology for executing and achieving goals and objectives, such as achievement of strategic objectives, implementation of sustainability goals, advancing operational excellence, and development of personnel)

•	Overall leadership, including with respect to the Company’s safety culture and managing the organization through an unprecedented global pandemic.
(*)	Quantifiable financial target
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For each category of the personal performance objectives, there was a range of potential payouts with the ultimate payout amount based upon the detailed evaluation by the Committee as to the achievement of the objectives. The Committee structured the 2020 Annual Incentive Plan in this manner so that the executives would know what their reward, if any, would be for achieving the objectives, while using the personal performance objectives to provide the Committee with the opportunity to assess the value of contributions or achievements within the context of the degree of difficulty and probability of achieving the objectives.
The following are the specific personal performance objectives under the Annual Incentive Plan for each of our named executive officers, as well as their achievement of such objectives in 2020:
•
Mr. Dietrich: The Compensation Committee reviewed Mr. Dietrich’s personal goals and objectives and assessed his performance versus the objectives in similar areas as the other executive officers, including measurable areas such as revenue growth, expense control, working capital efficiency, productivity improvement, and resource unit performance. With respect to revenue, which decreased 11.0%, Mr. Dietrich’s target was an increase of 1.0%, resulting in a payout of 0.0% for this component of the award. Mr. Dietrich’s target for controllable expenses was an increase in 2020 of 2.4% from 2019 levels, and the actual controllable expenses in 2020 decreased by 2.3%, which resulted in a payout of 182.8% for this component of the award. Working capital efficiency improved by 0.1 days from 2019 levels, and Mr. Dietrich’s target was an improvement of 2.0 days, which resulted in a payout of 76.1% for this component of the award. Productivity improved by 3.6% from 2019 levels and his target was an improvement of 3.0%, which resulted in a payout of 115.0% for this component of the award. Mr. Dietrich was also evaluated on the basis of leadership in areas key to the Company’s success, including development of the Company’s leadership team and succession planning, improving the Company’s safety culture, maintaining a high performance culture in advancing operational excellence, achieving financial targets by driving organic revenue and earnings growth, capital deployment, furthering external and investor relations, addressing specified risks such as cyber security, and assessment and execution of acquisition and divestiture opportunities, all of which were evaluated in the context of the challenges presented by the COVID-19 pandemic. Collectively, Mr. Dietrich’s performance against his personal performance objectives was 128.3% of target.

•
Mr. Garth: Mr. Dietrich and the Compensation Committee reviewed Mr. Garth’s 2020 personal goals and objectives and assessed his performance versus the objectives in areas such as expense reduction, achievement of Hoshin Plans and overall leadership. Mr. Garth’s target for controllable expenses was an increase in 2020 of 2.8% from 2019 levels, and the actual controllable expenses for his resource unit decreased in 2020 by 0.9%, which resulted in a payout of 180.1% for this component of the award. Collectively, Mr. Garth’s performance against his personal performance objectives was 132.0% of target.

•
Mr. Monagle: Mr. Dietrich and the Compensation Committee reviewed Mr. Monagle’s 2020 personal performance goals and objectives and assessed his performance versus the objectives in areas such as revenue growth, working capital days, variable conversion cost performance, new technology deployment, and overall leadership. As Mr. Monagle had responsibility for the Paper PCC, Performance Minerals and Refractories Business Units, his goals and objectives represented a weighted average of goals and objectives for such businesses. Mr. Monagle was measured on revenue growth in Performance Minerals and Refractories, which together decreased 9.3% in 2020, and his target was an increase of 1.2%, resulting in a payout of 0.0% for this component of the award. Mr. Monagle was given a target to improve Performance Minerals and Refractories working capital efficiency by 1.5 days from 2019 levels, and the actual improvement was 6.6 days, resulting in a payout of 190.9% for this component of the award. Collectively, Mr. Monagle’s performance against his personal objectives was 116.4% of target.

•
Mr. Meek: Mr. Dietrich and the Compensation Committee reviewed Mr. Meek’s 2020 personal goals and objectives and assessed his performance versus the objectives in areas such as expense reduction, achievement of Hoshin Plans and overall leadership. For Mr. Meek, controllable expenses for his resource units increased in 2020 by 1.9% from 2019 levels, and his target was a decrease of 7.6%, which resulted in a payout of 34.3% for this component of the award. Collectively, Mr. Meek’s performance against his personal objectives was 119.4% of target.

•
Mr. Hastings: Mr. Dietrich and the Compensation Committee reviewed Mr. Hastings’s 2020 personal performance goals and objectives and assessed his performance. Mr. Hastings was assessed on his performance versus the objectives in areas such as revenue growth, working capital efficiency, variable conversion cost performance, and overall leadership. For revenue growth, the Business Unit decreased 8.6% in 2020 and his target was an increase of 1.0%, resulting in a payout

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of 0.0% for this component of the award. Working capital increased 4.4 days from 2019 levels and his target was a reduction of 2.0 days, which resulted in a payout of 26.4% for this component of the award. Overall, Mr. Hastings’s performance against his personal objectives was 95.6% of target.
Long-Term Incentives
Long-term incentives consist of stock options, DRSUs and Performance Units awarded under our long-term incentive compensation plan. Our compensation program uses equity-based awards (stock options and DRSUs), the ultimate value of which is contingent on our longer-term performance, in order to provide the named executive officers with a direct incentive to seek increased shareholder returns. Furthermore, as described below, we have established stock retention requirements for our executive officers that require the executives to retain a portion of the common stock of the Company that they receive pursuant to equity awards. We believe this further aligns the interests and actions of the Company’s executive officers with the interests of the Company’s shareholders. Performance Units, which pay cash based on the Company’s performance over a three-year performance period, provide a cash incentive that is based on a longer-term performance evaluation than the 2020 Annual Incentive Plan.
Equity award opportunities and Performance Units awarded through our long-term incentive compensation plan provide the named executive officers with a direct incentive to seek increased shareholder returns and serve to further align the interests and actions of the Company’s executive officers with the interests of the Company’s shareholders. Compensation levels for each element are determined by the Committee independently and are not set based on the levels of other elements of compensation, except that the aggregate value of long-term incentive opportunities at target are generally set so that the sum of base salary, annual incentive at target and long-term incentives at target fall within the desired range of total direct remuneration. The Compensation Committee also takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to other employees and the executive’s length of service in the particular position.
To determine the amounts of each type of long-term incentive provided to each executive officer, the Committee generally first determines the total long-term incentive award to be granted to an executive officer. Total long-term incentive value is determined as a multiple of an executive’s base salary, based on market data supplied by the Committee’s independent compensation consultant. The applicable percentage of total long-term incentive awards ranged from 220% to 480% of base salary for the named executive officers. The Committee then establishes the split among the three long-term incentive vehicles. The Committee decided in 2020 that the total long-term incentive value would be split as follows: 20% in the form of stock options, 40% in DRSUs and 40% in Performance Units. This split was consistent with prior years and reflected a desire to base awards on performance and the general marketplace trend of decreasing the emphasis on stock options. Of the equity components, stock options are valued using the Black-Scholes option valuation method and DRSUs are valued using the average of the high and the low of the stock price on the date of the grant. Performance Units are cash vehicles linked to financial goals set by the Committee. They are valued at $100 per unit assuming target-level performance, with higher and lower per-unit values for above- and below-target performance. These values are then translated into specific amounts for each individual executive officer.
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All of our long-term compensation awards are strongly linked to performance. The Performance Units awarded through our long-term incentive compensation plan are linked to measurements of return on capital and stock performance.
Performance Unit Payout History
Grant Date	Three Year Performance Period	Actual Payout as a Percentage of Payout at Target Performance
2018	2018 – 2020	58%
2017	2017 – 2019	46%
2016	2016 – 2018	94%
2015	2015 – 2017	81%
2014	2014 – 2016	154%
2013	2013 – 2015	190%
2012	2012 – 2014	266%
2011	2011 – 2013	220%
2010	2010 – 2012	150%
2009	2009 – 2011	78%
Equity awards have a three-year vesting period. We strongly believe that our equity-based awards are performance-based, as vesting only occurs if the executive continues to be employed by the Company on the vesting date. We have a high-performance culture. This means that we expect our executives to perform at high levels. Our history is that executives that do not meet such performance standards leave our Company, as shown by the significant turnover of the positions in our executive management team in recent years. These officers have forfeited all of their unvested equity awards.
Stock Options In 2020, the Committee awarded the named executive officers stock options with an exercise price that represents the fair market value of the underlying stock on the date of grant, measured as the average of the high and the low stock price on the grant date. These options generally have a ten-year term and vest in equal installments on each of the first three anniversaries from the date of grant. To encourage the ownership of Company stock among officers, upon exercise, at least 50% of after-tax value of appreciation must be held in Company stock for at least five years.
DRSUs DRSUs generally vest in equal installments on each of the first three anniversaries from the date of grant. As with stock options, to encourage the ownership of Company stock among officers, at least 50% of the shares received upon vesting of the DRSUs (after tax) must be held by the executives for five years.
Performance Units Performance Units awarded under our long-term incentive compensation plan pay cash based on the Company’s performance over a three-year performance period. Performance Units granted in 2020 vest at the end of a three-year performance period (2020 – 2022), provided the grantee remains employed by the Company at such time. The value of each Performance Unit is dependent on the following three components:
•
The Company’s ROC performance over the three-year performance period (which distinguishes this measure from the one-year ROC target under our Annual Incentive Plan) as compared to target ROC, which is set to exceed the Company’s weighted average cost of capital.

•	The Company’s stock performance as compared to our Peer Company Index, based on total shareholder return for the period from January 1, 2020 to December 31, 2022.
•
The Company’s stock performance as compared to the S&P MidCap 400 Index and the Russell 2000 Index, based on total shareholder return for the period from January 1, 2020 to December 31, 2022. For this purpose, the total shareholder return of the S&P MidCap 400 Index and the Russell 2000 Index are weighted equally.

The following sets out, for each of the three components, the minimum (threshold) performance below which such component will not have any payout, the target performance at which the component pays out at $100, and the maximum performance at which the component pays out at $300.
	Threshold	Target	Maximum
Return on Capital	7.0%	9.3%	11.1%
Company Stock Performance as a Percentage of S&P MidCap 400 Index and Russell 2000 Index	75%	100%	130%
Company Stock Performance as a Percentage of Peer Company Index	75%	110%	130%
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Equal weighting is given to each of the three components. Thus, each of the three types of performance components contributes one-third of the final value of the Performance Unit. For each component, we calculate a payout level at the end of the performance period. The following tables set forth the payout levels for stated performance for each of the three components. Performance between the stated percentages is interpolated.
ROC Performance relative to target ROC (one-third of Unit Value)
ROC Performance	Component Achievement
<7.0% (minimum)	$0
7.5%	$75
9.3% (target)	$100
9.8%	$200
11.1% (maximum)	$300
Company Stock Comparison to the S&P MidCap 400 Index and the Russell 2000 Index (one-third of Unit Value)
Company TSR Performance as a % of Target	Component Achievement
<75% (minimum)	$0
75%	$75
100% (target)	$100
120%	$200
130+% (maximum)	$300
Company Stock Comparison to the Peer Company Index (one-third of Unit Value)
Company TSR Performance as a % of Target	Component Achievement
<75% (minimum)	$0
75%	$40
100%	$90
110% (target)	$100
120%	$200
130+% (maximum)	$300
After each of the component payout amounts are determined, the three component payout amounts are averaged together to determine an overall Performance Units payout amount. For example, if for a Performance Unit, one component performance metric is achieved at the target level (yielding $100 for such component), one is achieved at the threshold level (yielding $75 for such component), and one is achieved at the maximum level (yielding $300 for such component), the performances together will result in a final payout value for the Performance Unit of $158.33 (the average of  $100, $75, and $300). Performance Units have an overall target value of $100 if each of the three components are achieved at target performance. The Performance Unit value is paid out in cash at the end of the performance period.
2018 Performance Unit Payouts. In January 2021, the Committee reviewed the results of Performance Units granted in 2018, which had a performance period that ended December 31, 2020. The Company’s performance during the performance period, and the resulting payout on these Performance Units, was as follows:
Performance Measure	2018-2020 Performance	Component Achievement	Weight
2018 – 2020 Return on Capital, as compared to target of 9.3%	7.5%	$15.63	33.3%
2018 – 2020 Company TSR Performance as compared to Russell 2000 Index	71%	$0	16.7%
2018 – 2020 Company TSR Performance as compared to S&P MidCap 400 Index	76%	$12.67	16.7%
2018 – 2020 Company TSR Performance as compared to Peer Company Index	99%	$29.33	33.3%
Total		$57.63
Payments to the named executive officers on the Performance Units granted in 2018 were as follows: Mr. Dietrich, $726,138, Mr. Garth, $230,520, Mr. Monagle, $315,063, Mr. Meek, $283,136, and Mr. Hastings $253,226.
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COMPENSATION DISCUSSION AND ANALYSIS

Relationship Between Company Performance and Chief Executive Officer Compensation for 2020
We have structured our compensation program to strongly tie our executives’ pay to performance. This is reflected in the compensation that was awarded to Mr. Dietrich. 86% of Mr. Dietrich’s compensation was at-risk and variable depending on company and individual performance. The Compensation Committee believed 2020 compensation appropriately reflected the Company’s financial and operational performance.
Cash-based Awards. The following table summarizes the performance measures underlying the two cash-based components of Mr. Dietrich’s variable compensation, the Annual Incentive Compensation and the Performance Units issued as part of our long-term incentive plan, and how their achievement was reflected in the payouts to Mr. Dietrich:
	Performance Measure	2020 Compensation Result
		Achievement	Weight	Payout
2020 Annual Incentive Compensation	2020 Personal Performance (see page 57)	128.3% of target	30%	Overall payout to Mr. Dietrich of 114.7% of target
	2020 Company Financial Performance (see page 55-56)	108.8% of target	70%
LTIP – 2018 Performance Units	2018 – 2020 Return on Capital	$15.63	33.3%	Overall payout of $57.63 on Performance Units issued in 2018 (57.63% of target)
	2018 – 2020 Company TSR Performance as compared to Russell 2000 Index	$0	16.7%
	2018 – 2020 Company TSR Performance as compared to S&P MidCap 400 Index	$12.67	16.7%
	2018 – 2020 Company TSR Performance as compared to Peer Company Index	$29.33	33.3%
The following sets forth the actual payouts on the Annual Incentive Compensation and the Performance Units over the past three years as compared to the target payouts:
	Annual Incentive Bonus			Long-term Incentive Payout			Total
	Target	Payout	Percent Achievement	Target	Payout	Percent Achievement	Target	Payout	Percent Achievement
2020	$1,200,000	$1,375,800	114.7%	$1,260,000	$726,138	58%	$2,460,000	$2,101,938	85.4%
2019	$1,200,000	$1,191,800	99.3%	$980,000	$450,800	46%	$2,180,000	$1,642,600	75.3%
2018	$990,000	$1,176,200	118.8%	$504,000	$475,474	94%	$1,494,000	$1,651,674	110.6%
Equity Awards. The majority of our long-term incentives are equity-based awards (stock options and DRSUs), which we believe provides a direct link between pay and stockholder interests. Realizable value is the value of an award subsequent to the grant date and is influenced by the Company’s stock price. The focus on realizable value shifts the view of compensation from the future value on the date of grant to the current value of awards based on actual performance and the current stock price.
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The following table provides the total realizable compensation for Mr. Dietrich, for the years 2018-2020, along with Mr. Dietrich’s total compensation as reported in the Summary Compensation Table for that time frame. When calculating the values of DRSUs (stock awards) and option awards, the Summary Compensation Table reflects the grant-date values of the awards without consideration of the ultimate value (if any) that may be realized by the executive from these awards. For example, if the value of a DRSU on the date of grant was $50, we report its value in the Summary Compensation Table at $50, but its realizable value today could be higher or lower depending upon the stock’s performance subsequent to the date of grant. Realizable value of a stock option is the option’s “in-the-money” value that an executive officer could realize upon exercising the option. When calculating total realizable compensation, the value of each year’s equity award was determined using the value of the award based on the Company’s December 31, 2020 stock price for vested awards or, for awards outstanding and not vested, the expected value at vesting based on the December 31, 2020 stock price.
	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
2020
Reported Value	$1,000,000	$1,920,014	$960,008	$2,101,938	$113,871	$53,323	$6,149,154
Realizable Value	$1,000,000	$2,068,348	$387,985	$2,101,938	$113,871	$53,323	$5,725,465
2019
Reported Value	$997,692	$1,600,008	$952,197	$1,642,600	$149,211	$52,911	$5,394,619
Realizable Value	$997,692	$1,825,893	$387,985	$1,642,600	$149,211	$52,911	$5,056,292
2018
Reported Value	$898,077	$1,260,046	$733,843	$1,651,674	$185,557	$46,209	$4,775,406
Realizable Value	$898,077	$1,029,515	$—	$1,651,674	$185,557	$46,209	$3,811,032
How We Make Compensation Decisions
Objectives of Our Compensation Program for Named Executive Officers
The Compensation Committee believes that the compensation program for executive officers should reward the achievement of the short-term and long-term objectives of the Company, and that compensation should be related to the value created for its shareholders. Furthermore, the program should reflect competitive opportunities and best practices in the marketplace.
The following objectives serve as guiding principles for the Compensation Committee:
•	Provide a market-based, competitive total compensation opportunity that allows the Company to attract, retain, motivate and reward highly skilled executives;
•	establish a strong pay-for-performance culture based on the achievement of key business objectives and reinforced by incentive-based pay; and
•	strengthen the linkage between executive and shareholder interests through the usage of equity awards and executive stock ownership.
Decision-Making Responsibility
Governance of our compensation program is the responsibility of the Compensation Committee, which consists solely of independent (non-management) directors. The Compensation Committee works with management, in particular the Chief Executive Officer and the executive responsible for Human Resources, in making decisions regarding our compensation program. The Chief Executive Officer has the ability to call Compensation Committee meetings for this purpose.
The Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”), a nationally known compensation consulting firm, as its independent compensation consultant for purposes of executive compensation matters in 2020. FW Cook assists in gathering and analyzing market data, advising the Compensation Committee on compensation standards and trends, and assisting in the implementation of policies and programs. FW Cook works with the Chief Executive Officer and the executive responsible for Human Resources to provide such assistance to the Compensation Committee. FW Cook does not provide any
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other services to the Company. The Committee annually reviews the independence status of its advisors and determined that FW Cook has no conflicts of interest in its role as compensation consultant to the Committee. The Committee has sole authority to determine the compensation for and to terminate FW Cook’s services.
Comparator Group Companies
We intend that the levels of compensation available to executive officers who successfully enhance corporate value be competitive with the compensation offered by publicly held companies so that we can successfully attract and retain the high-quality executive talent critical to the long-term success of the Company. Furthermore, we seek to encourage outstanding performance through the opportunity to earn substantially more than target levels of pay for superior performance. To understand the competitive market for pay, we analyze the compensation programs at a comparator group of companies in setting compensation terms for our program.
The Company’s primary business competitors are foreign companies, privately held firms or subsidiaries of publicly-traded companies. Accordingly, compensation data for most of our primary business competitors is not publicly available. Our 2019 comparator group, which was based on information and analysis provided by the Committee’s compensation consultant, consisted of the following group of comparator companies. We used this group for reference in setting overall compensation for our executives for 2020.
Albermarle Corporation	Kraton Corp.
Cabot Corporation	Kronos Worldwide, Inc.
Compass Minerals International, Inc.	Martin Marietta Materials, Inc.
Element Solutions, Inc.	Olin Corporation
Ferro Corporation	Sensient Technologies Corp.
H.B. Fuller Company	Tronox Limited
Harsco Corporation	United States Lime & Minerals, Inc.
Innophos Holdings, Inc.	Vulcan Materials Co.
Innospec Inc.	W.R. Grace & Co.
Koppers Holdings Inc.
We conduct a comparator group review on an annual basis. In 2020, following a thorough review of the companies that were members of the 2019 comparator group as well as other potential comparators in the specialty chemical and materials industries, the Compensation Committee approved several substitutions to the group. The Committee determined that substitutions were warranted to ensure that the comparator group continues to reflect companies that are of comparable size (as measured by revenue, total assets, and market cap), scope of operations and complexity. We believe that these companies provide a broad measure of compensation in the market in which we compete for talent. The 2020 comparator group consisted of:
Albermarle Corporation	Kraton Corp.
Cabot Corporation	Kronos Worldwide, Inc.
Compass Minerals International, Inc.	Martin Marietta Materials, Inc.
Element Solutions, Inc.	Olin Corporation
Ferro Corporation	Sensient Technologies Corp.
H.B. Fuller Company	Tronox Limited
Harsco Corporation	United States Lime & Minerals, Inc.
Innophos Holdings, Inc.	Vulcan Materials Co.
Innospec Inc.	W.R. Grace & Co.
Koppers Holdings Inc.
The 2020 comparator group was used for purposes of the Peer Company Index for our Performance Units issued in 2020, and will be used for reference in setting overall compensation for our executives going forward.
We do not rely exclusively on comparator group data in setting the terms of our compensation program. Consideration also is given to major compensation surveys of companies in the chemical industry, as well as companies in general industry. Survey information helps to confirm the validity and provide broader context to the comparator group data, as well as provide data for positions where comparator data is not available from public filings with the SEC. This survey data is developed independently by FW Cook and provided to the Compensation Committee.
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Setting Total Direct Remuneration
Total direct remuneration—consisting of salary, annual incentive awards and long-term incentive awards—provides the major portion of each named executive officer’s remuneration. In setting each named executive officer’s total direct remuneration opportunity, the Compensation Committee takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to other employees and the executive’s length of service in the particular position. As a result, we do not set total direct remuneration or the component parts at levels to achieve a mathematically precise market position.
As discussed above, our program has provided substantial portions of total direct remuneration in the form of DRSUs and stock options to promote share ownership as a direct means of aligning the interests of executives with the long-term interests of shareholders. Our share retention requirements also encourage long-term shareholding. Cash compensation permits executives to meet living expenses and build wealth through diversified investments, and we therefore seek to provide balance in the mix of cash and non-cash compensation. The more senior the role, the greater the percentage of compensation provided in the form of at-risk long-term incentives.
In evaluating the level of compensation for the named executive officers versus the marketplace, the Committee considered the elements of salary, annual incentive and long-term incentive compensation, both individually and collectively. These elements were benchmarked to compensation information of comparator companies provided by FW Cook. However, this compensation data was not utilized by the Committee to adjust any element of compensation, or total compensation generally, paid to any executive officer (including any of the named executive officers) to precisely equal benchmarked values. Rather, salary, bonus and equity-based compensation components, individually and in total, for each executive, were compared to the average value received by the executives in the comparator companies and such comparison served as general guidance to the Committee in setting compensation levels. In addition, the Committee reviewed the salary, annual incentive and long-term incentive compensation amounts received by each such executive in prior years when establishing compensation levels. In establishing the form and amount of compensation, the Committee attempts to provide compensation that is competitive with its comparator companies, but reasonable in light of the Company’s performance in prior years.
Compensation levels for each element of direct remuneration are determined by the Committee independently and are not set based on the levels of other elements of compensation, except that the aggregate value of long-term incentive opportunities at target are generally set so that the sum of base salary, annual incentive at target and long-term incentives at target fall within the desired range of total direct remuneration. As noted above, in each case, the Compensation Committee also takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to other employees and the executive’s length of service in the particular position.
Retirement Programs
Our retirement programs provide an opportunity for each participating executive to receive a pension or other forms of retirement benefits through a combination of qualified and non-qualified plans. Although our retirement programs provide valuable benefits that help us attract and retain executive talent, we rely more heavily on other elements of our compensation program in the recruitment process and for retention.
Retirement Plans Messrs. Dietrich, Monagle and Meek participate in the Company’s Retirement Plan, a tax-qualified defined-benefit plan, and the Supplemental Retirement Plan, a non-qualified plan that provides a benefit calculated on compensation in excess of the compensation limit under the Internal Revenue Code. These plans were closed to new entrants effective January 1, 2010. Employees hired after January 1, 2010, including Mr. Garth and Mr. Hastings, are not entitled to participate in the Retirement Plan or Supplemental Retirement Plan. These plans are described more fully in the narrative following the Pension Benefits table below.
Defined Contribution Plan Each named executive officer is eligible to participate in the Company’s Savings and Investment Plan, a tax-qualified defined contribution retirement plan (401(k) plan). Eligible participants in the Savings and Investment Plan may make before-tax contributions and receive company matching contributions. The Company matches 100% of the first 3% and 50% of the next 2% of eligible earnings contributed by each participant in the Savings and Investment Plan.
Deferred Compensation The Company maintains the non-qualified Supplemental Savings Plan in order to allow employees to defer amounts that cannot be deferred under the qualified Savings and Investment Plan due to Internal Revenue Code limits. Each named executive officer is eligible to participate in the Supplemental Savings Plan. This plan is described more fully in the narrative surrounding the Non-Qualified Deferred Compensation table below.
64

COMPENSATION DISCUSSION AND ANALYSIS

Other Policies and Practices
The Compensation Committee reviews and takes into account all elements of executive compensation in setting policies and determining compensation amounts. In this process, the Committee reviews “tally sheets” and other reports and analyses of executive compensation including those prepared by FW Cook.
Other policies and practices that help promote our compensation objectives include the following:
Perquisites We provide only minimal perquisites, such as financial counseling, that have a sound benefit to the Company’s business.
Employment Agreements We have employment agreements with all of the named executive officers. These agreements formalize the terms of the employment relationship and the Company’s obligations to the executive during employment and in the event of termination. Additionally, these agreements clearly define the obligations of executives during and after employment with the Company. This includes compliance with restrictive terms that protect our business related to competitive activities, solicitation of our employees, customers and business partners, the disclosure of confidential information, and other actions that could be harmful to the Company post-employment. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business, and discourage frequent renegotiation of the terms of employment. Conversely, employment agreements can limit our ability to change certain employment and compensation terms. In some cases, including when an executive has been recruited to join us, executives have negotiated with us regarding the terms of their employment. The agreements embody the employment terms on which the Compensation Committee and the executives have reached agreement.
Severance Policies Severance protection is provided to our senior executives in employment agreements and severance agreements. This protection is designed to be fair and competitive and to aid in attracting and retaining experienced executives. When recruited from another company, the executive generally will seek to be protected in the event he or she is terminated without cause or we take actions giving the executive good reason to terminate employment. We believe that the protection we provide—including the level of severance payments and post-termination benefits—is appropriate and within the range of competitive practice.
Severance protection following a change in control, while potentially costly, provides a number of important benefits to the Company. First, it permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere. Second, change in control transactions take time to unfold, and a stable management team can help to preserve the Company’s operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that the Company’s business will continue without undue disruption. Finally, we believe that the change in control protections in place encourage management to consider on an ongoing basis whether a strategic transaction might be advantageous to our shareholders, even one that would vest control of the Company in a third party. We do not provide for excise tax gross up payments to executive officers in connection with a change in control. In 2016, we revised our officers’ change-in-control arrangements to reduce the severance payable upon a change-in-control to three times the officer’s base salary and target bonus, which we believe is in line with market practice. The Compensation Committee believes that the potential cost of executive change in control severance payments and benefits, as a percentage of the potential buyout price, would be well within the range of reasonable industry practice, and represents an appropriate cost relative to the benefits to the Company and its shareholders.
Equity Award Grant Practices Most of our option and DRSU grants have occurred as part of our regular annual grant of equity awards at a regularly scheduled meeting of the Compensation Committee, typically in January. The Company considers interim grants in cases of new hires, promotions and other special situations.
Clawback Policy In 2012, we adopted a Policy for Recoupment of Incentive Compensation (a “clawback” policy). This allows the Company to recapture any compensation paid or awarded to an executive officer or other key employee if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement, and the Board determines that the willful commission of an act of fraud or dishonesty by such person or recklessness in the performance of such person’s duties contributed to the non-compliance and the compensation received by such person would have been materially lower if it had been based on the restated results.
Officer Stock Ownership Guidelines The following are the stock ownership guidelines effective for the Chief Executive Officer and other named executive officers. The guidelines require holdings of our stock with values at least equal to specified multiples of base salary, as follows:
•	Chief Executive Officer—six times base salary (within five years of election)
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COMPENSATION DISCUSSION AND ANALYSIS

•	Chief Financial Officer and Group Presidents—four times base salary (within five years of election)
•	Other Elected Officers—three times base salary (within five years of election)
As of January 31, 2021, Mr. Dietrich, Mr. Meek, and Mr. Monagle were in compliance with the officer stock ownership guidelines. Mr. Garth and Mr. Hastings were not yet in their positions for the five years required for the guidelines to take effect.
Trading Controls and Hedging Transactions Executive officers, including the named executive officers, directors and other Company insiders are required to receive the permission of the Company’s General Counsel prior to entering into any transactions in Company securities, including exercises of stock options. Generally, trading is permitted only during announced trading periods. The named executive officer bears full responsibility if he or she violates Company policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.
We consider it inappropriate for executives, directors and other Company insiders to engage in short-term or speculative transactions in our securities, as such transactions could result in their interests no longer being aligned with the interests of other stockholders of the Company. Therefore, under our securities trading policy, such persons may not engage in any of the following with respect to our securities:
•	Short-term trading;
•	Transactions in puts, calls or other derivative securities;
•	Hedging or monetization transactions, such as zero-cost collars and forward sale contracts; or
•	Holding our securities in a margin account or pledging (or hypothecating) our securities as collateral for a loan or otherwise.
2021 Compensation Program for Named Executive Officers
Our compensation program for senior executives for 2021 will be structured in a manner similar to the 2020 program.
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee, comprised entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
John J. Carmola, Chair
Joseph C. Breunig
Robert L. Clark
Alison A. Deans
Franklin L. Feder
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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table—2020
The following table summarizes the compensation of the named executive officers for the fiscal year ended December 31, 2020. The named executive officers include our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers who were serving as executive officers on December 31, 2020. For purposes of determining the most highly compensated officers, the amounts shown in column (h) were excluded.
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation* ($)(3) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Douglas T. Dietrich Chief Executive Officer	2020	$1,000,000	$1,920,014	$960,008	$2,101,938	$113,871	$53,323	$6,149,154
	2019	$997,692	$1,600,008	$952,197	$1,642,600	$149,211	$52,911	$5,394,619
	2018	$898,077	$1,260,046	$733,843	$1,651,674	$185,557	$46,209	$4,775,406
Matthew E. Garth Senior Vice President, Finance and Treasury, Chief Financial Officer	2020	$533,800	$492,747	$246,368	$695,520	—	$36,152	$2,004,587
	2019	$517,769	$507,606	$272,328	$570,500	—	$35,372	$1,903,575
	2018	$494,615	$399,976	$232,622	$460,600	—	$30,075	$1,617,888
D.J. Monagle, III Group President, Specialty Minerals and Refractories	2020	$572,295	$608,654	$304,347	$774,263	$65,320	$37,577	$2,362,456
	2019	$555,102	$618,654	$338,416	$657,278	$84,892	$36,755	$2,291,097
	2018	$533,739	$546,692	$317,929	$1,001,721	$108,913	$35,765	$2,544,759
Thomas J. Meek Senior Vice President, General Counsel, Secretary and Chief Compliance Officer	2020	$570,099	$549,144	$274,569	$763,536	$72,767	$37,495	$2,267,610
	2019	$552,978	$560,953	$304,071	$617,570	$72,775	$36,676	$2,145,023
	2018	$531,739	$491,244	$285,684	$877,264	$75,912	$35,691	$2,297,534
Jonathan J. Hastings Group President, Performance Materials	2020	$547,145	$516,044	$258,018	$716,226	—	$36,646	$2,074,079
	2019	$530,435	$529,707	$285,474	$490,142	—	$35,848	$1,871,606
	2018	$504,662	$439,449	$256,408	$689,654	—	$34,694	$1,924,867
*	Non-equity Incentive plan compensation for 2020 consists of the following:
Name	2020 Annual Incentive Bonus	2020 Long-term Incentive Payout	Total
D.T. Dietrich	$1,375,800	$726,138	$2,101,938
M.E. Garth	$465,000	$230,520	$695,520
D.J. Monagle, III	$459,200	$315,063	$774,263
T.J. Meek	$480,400	$283,136	$763,536
J.J. Hastings	$463,000	$253,226	$716,226
**	There were no discretionary bonuses paid to any of the named executive officers in 2018, 2019, and 2020. Accordingly, the column entitled “Bonus” has been omitted from this table.
(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The Company calculates the “fair value” of stock awards under FASB ASC Topic 718 by multiplying the number of shares by the average of the high and low price of the Company’s common stock on the New York Stock Exchange on the grant date. See Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for the assumptions made in determining FASB ASC Topic 718 values.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The Company calculates the “fair value” of option awards under FASB ASC Topic 718 using the Black-Scholes valuation model. See Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for the assumptions made in determining FASB ASC Topic 718 values.

(3)
Amounts shown for 2020 represent the sum of (i) 2020 Annual Incentive awards under the 2020 Annual Incentive Plan and (ii) the value of the Performance Units granted by the Company to the named executive officers for the performance period ending December 31, 2020, which vested on December 31, 2020, as detailed in the above note (*). The value of these Performance Units was $57.63 per unit.

Amounts shown for 2019 represent the sum of (i) 2019 Annual Incentive awards under the 2019 Annual Incentive Plan and (ii) the value of the Performance Units granted by the Company to the named executive officers for the performance period ending December 31, 2019, which vested on December 31, 2019. The value of these Performance Units was $46.00 per unit.
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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Amounts shown for 2018 represent the sum of (i) 2018 Annual Incentive awards under the 2018 Annual Incentive Plan and (ii) the value of the Performance Units granted by the Company to the named executive officers for the performance period ending December 31, 2018, which vested on December 31, 2018. The value of these Performance Units was $94.34 per unit.
A Performance Unit is worth $100 per unit at target performance; at maximum performance, $300 per unit. If performance does not meet minimum threshold levels, the Performance Unit will be worth $0. See “Compensation Discussion and Analysis—What We Pay and Why: Elements of Our Compensation Program for Named Executive Officers—Long-term Incentives” for more information.
(4)
Amounts shown in column (h) are solely an estimate of the increase in actuarial present value during 2020 of the named executive officer’s normal retirement age (defined as the earliest age at which the executive can receive a benefit unreduced for early retirement) accumulated benefit under the Company’s Retirement Plan and the Supplemental Retirement Plan. Mr. Garth and Mr. Hastings do not participate in a pension plan. The amount attributable to each plan is shown in the table below:

	Change in Pension Value
Name	Retirement Plan	Supplemental Retirement Plan	Total
D.T. Dietrich	$5,763	$108,108	$113,871
M.E. Garth	—	—	—
D.J. Monagle, III	$13,397	$51,923	$65,320
T.J. Meek	$18,070	$54,697	$72,767
J.J. Hastings	—	—	—
The change in pension values for Mr. Dietrich, Mr. Monagle, and Mr. Meek are calculated under the cash balance formula, which is described in more detail in the narrative following the Pension Benefits table below. The accumulated benefit under the cash balance formula equals the projected annuity benefit payable at normal retirement age, assuming that the executive remains in employment but receives no future pay credits. The projected annuity benefit is calculated by first projecting the end-of-year cash balance account to normal retirement age using annual interest credits of 1.12% for 2020 and 2.57% for 2019 calculations. The projected cash balance is then converted to an annuity using the September 2020 rates (0.51 % for 5 years, 2.31 % for next 15 years, 3.15% thereafter) and the 2021 IRS prescribed mortality table for 2020 calculations, and September 2019 rates (2.13% for 5 years, 3.07% for next 15 years, 3.65% thereafter) and the 2020 IRS prescribed mortality table for 2019 calculations.
The present value of accumulated benefits is then calculated using the following discount rate and mortality assumptions:
Discount rate:	2020 year end:	2.10% for the qualified plan
1.39% for the nonqualified plan
	2019 year end:	2.95% for the qualified plan
2.46% for the nonqualified plan
	2018 year end:	4.02% for the qualified plan
3.67% for the nonqualified plan
Mortality table:	2020 year end:	“RP-2012 Mortality Table adjusted to 2006 with Generational Projection (Scale MP-2020)” – post retirement only
	2019 year end:	“RP-2012 Mortality Table adjusted to 2006 with Generational Projection (Scale MP-2019)” – post retirement only
	2018 year end:	“RP-2014 Mortality Table adjusted to 2006 with Generational Projection (Scale MP-2018)” – post retirement only
(5)	All Other Compensation for 2020 consists of the following:
All Other Compensation—2020
Name	Perquisites*	401(k) Plan Match**	Supplemental Savings Plan Match	Total
D.T. Dietrich	$5,000	$11,400	$36,923	$53,323
M.E. Garth	$5,000	$11,400	$19,752	$36,152
D.J. Monagle, III	$5,000	$11,400	$21,177	$37,577
T.J. Meek	$5,000	$11,400	$21,095	$37,495
J.J. Hastings	$5,000	$11,400	$20,246	$36,646
*	Consists solely of reimbursement for financial counseling up to $5,000.
**	Consists of plan match under the Savings and Investment Plan.
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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Grants of Plan-Based Awards—2020
The following table provides information on the Annual Incentive Plan awards to each of the Company’s named executive officers in 2020 and the Performance Units, DRSUs and stock options granted in 2020 to each of the Company’s named executive officers under the Company’s long-term incentive program. The estimated future payouts of non-equity incentive plan awards listed in the table below depend on performance criteria described in footnote 2 below. There can be no assurance that such payouts will ever be realized.
Name*	Grant Date	Performance Units (#)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Grant Date Closing Price	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)
D.T. Dietrich	(1)		$300,000	$1,200,000	$2,400,000
	1/21/2020(2)	19,200	$1,216,000	$1,920,000	$5,760,000
	1/21/2020					33,296				$1,920,014
	1/21/2020						57,191	$57.22	$57.665	$960,008
M.E. Garth	(1)		$100,425	$401,700	$803,400
	1/21/2020 (2)	4,928	$312,107	$492,800	$1,478,400
	1/21/2020					8,545				$492,747
	1/21/2020						14,677	$57.22	$57.665	$246,368
D.J. Monagle, III	(1)		$107,667	$430,669	$861,338
	1/21/2020(2)	6,087	$385,510	$608,700	$1,826,100
	1/21/2020					10,555				$608,654
	1/21/2020						18,131	$57.22	$57.665	$304,347
T.J. Meek	(1)		$107,254	$429,016	$858,032
	1/21/2020 (2)	5,491	$347,763	$549,100	$1,647,300
	1/21/2020					9,523				$549,144
	1/21/2020						16,357	$57.22	$57.665	$274,569
J.J. Hastings	(1)		$102,936	$411,743	$823,486
	1/21/2020(2)	5,161	$326,863	$516,100	$1,548,300
	1/21/2020					8,949				$516,044
	1/21/2020						15,371	$57.22	$57.665	$258,018
*
The Company did not have any equity incentive plans during 2020, nor does it currently have such plans. Accordingly, the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards” have been omitted from this table.

(1)
Represents threshold, target and maximum payout levels under our 2020 Annual Incentive Plan. The actual amount of incentive awards earned by each named executive officer in 2020 is reported in the Summary Compensation Table under note (*). For a more detailed discussion of the 2020 Annual Incentive Plan, see “Compensation Discussion and Analysis—What We Pay and Why: Elements of Our Compensation Program for Named Executive Officers—Annual Incentives.”

(2)
Represents the number of Performance Units granted to the named executive officers in 2020 under the Company’s long-term incentive program and estimated threshold, target and maximum payouts. Performance Units vest at the end of a three-year performance period. For the 2020 – 2022 performance period, the value of each performance unit is based on three metrics: (i) the Company’s ROC performance, (ii) the Company’s stock performance comparison to the S&P MidCap 400 Index and the Russell 2000 Index, and (iii) the Company’s stock performance comparison to a Peer Group Index. If performance does not meet minimum threshold levels, the Performance Unit will be worth $0. At threshold performance for each of the metrics, a Performance Unit is worth $63.33; at target performance, $100 per unit; at maximum performance, $300 per unit. The Performance Unit value for the 2020 – 2022 performance period will be paid out (subject to meeting the above performance criteria) in early 2023. For a more detailed discussion of Performance Units, see “Compensation Discussion and Analysis—What We Pay and Why: Elements of Our Compensation Program for Named Executive Officers—Long-term Incentives.”

3)
DRSUs vest in three equal annual installments beginning on the first anniversary of the grant date (subject to accelerated vesting in specified circumstances). DRSUs are not credited with dividends or dividend equivalents prior to vesting.

(4)
Options vest in three equal annual installments beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date (subject to accelerated vesting in specified circumstances).

(5)
The exercise price of option awards is determined by the average of the high and low price of the Company’s common stock on the grant date. Accordingly, the exercise price of option awards granted on January 21, 2020 is $57.665. The closing price of the Company’s common stock on January 21, 2020 was $57.22.

(6)
The grant date fair value of each DRSU is determined by the average of the high and low price of the Company’s common stock on the grant date. Accordingly, the per share grant date fair value of each DRSU granted on January 21, 2020 is $57.665. The grant date fair value, calculated in accordance with FASB ASC Topic 718 using the Black-Scholes valuation method, of each option granted on January 21, 2020 is $16.786.

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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Outstanding Equity Awards at Fiscal Year-End—2020
The following table shows the number of shares of the Company’s common stock covered by exercisable and unexercisable options and unvested DRSUs held by the Company’s named executive officers as of December 31, 2020.
	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
D.T. Dietrich	18,256	—		$32.03	1/25/2022
	18,558	—		$41.29	1/22/2023
	13,936	—		$57.97	1/22/2024
	14,020	—		$60.19	1/20/2025
	22,968	—		$38.29	1/19/2026
	21,568	—		$78.03	1/17/2027
	16,530	8,265		$76.38	1/23/2028
	2,447	1,223		$73.70	3/13/2028
	16,829	33,657		$54.44	1/22/2029
	—	57,191		$57.67	1/21/2030
						58,415 (3)	$3,628,740
M.E. Garth	8,033	—		$78.03	1/17/2027
	5,998	2,998		$76.38	1/23/2028
	4,813	9,626		$54.44	1/22/2029
	—	14,677		$57.67	1/21/2030
						16,506(4)	$1,025,353
D.J. Monagle, III	20,478	—		$32.03	1/25/2022
	19,673	—		$41.29	1/22/2023
	14,598	—		$57.97	1/22/2024
	1,180	—		$65.16	4/01/2024
	14,229	—		$60.19	1/20/2025
	23,093	—		$38.29	1/19/2026
	11,543	—		$78.03	1/17/2027
	8,197	4,098		$76.38	1/23/2028
	5,981	11,962		$54.44	1/22/2029
	—	18,131		$57.67	1/21/2030
						20,517(5)	$1,274,516
T.J. Meek	17,114	—		$32.03	1/25/2022
	16,795	—		$41.29	1/22/2023
	12,608	—		$57.97	1/22/2024
	11,912	—		$60.19	1/20/2025
	19,330	—		$38.29	1/19/2026
	9,893	—		$78.03	1/17/2027
	7,366	3,682		$76.38	1/23/2028
	5,374	10,748		$54.44	1/22/2029
	—	16,357		$57.67	1/21/2030
						18,536(6)	$1,151,456
J.J. Hastings	10,718	—		$41.29	1/22/2023
	1,021	—		$42.42	3/20/2023
	8,960	—		$57.97	1/22/2024
	7,814	—		$60.19	1/20/2025
	12,922	—		$38.29	1/19/2026
	7,653	—		$78.03	1/17/2027
	5,389	2,694		$76.38	1/23/2028
	1,232	615		$74.38	6/1/2028
	5,046	10,090		$54.44	1/22/2029
	—	15,371		$57.67	1/21/2030
						17,361(7)	$1,078,465
(1)
Option awards vest in three equal annual installments beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date, subject to accelerated vesting in specified circumstances. The grant date is ten years earlier than the expiration date reported in the Option Expiration column.

(2)	The market value is calculated by multiplying the number of DRSUs by $62.12, the closing price of the Company’s common stock on December 31, 2020.
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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

(3)
Consists of the following: 4,812 DRSUs granted on January 23, 2018 and vesting in three equal annual installments beginning January 23, 2019; 712 DRSUs granted on March 13, 2018 and vesting in three equal annual installments beginning March 13, 2019; 19,595 DRSUs granted on January 22, 2019 and vesting in three equal annual installments beginning January 22, 2020; and 33,296 DRSUs granted on January 21, 2020 and vesting in three equal annual installments beginning on January 21, 2021.

(4)
Consists of the following: 1,745 DRSUs granted on January 23, 2018 and vesting in three equal annual installments beginning January 23, 2019; and 6,216 DRSUs granted on January 22, 2019 and vesting in three equal annual installments beginning January 22, 2020; and 8,545 DRSUs granted on January 21, 2020 and vesting in three equal annual installments beginning on January 21, 2021.

(5)
Consists of the following: 2,386 DRSUs granted on January 23, 2018 and vesting in three equal annual installments beginning January 23, 2019; 7,576 DRSUs granted on January 22, 2019 and vesting in three equal annual installments beginning January 22, 2020; and 10,555 DRSUs granted on January 21, 2020 and vesting in three equal annual installments beginning on January 21, 2021.

(6)
Consists of the following: 2,144 DRSUs granted on January 23, 2018 and vesting in three equal annual installments beginning January 23, 2019: and 6,869 DRSUs granted on January 22, 2019 and vesting in three equal annual installments beginning January 22, 2020; and 9,523 DRSUs granted on January 21, 2020 and vesting in three equal annual installments beginning on January 21, 2021.

(7)
Consists of the following: 1,568 DRSUs granted on January 23, 2018 and vesting in three equal annual installments beginning January 23, 2019; and 358 DRSUs granted on June 1, 2018 and vesting in three equal annual installments beginning June 1, 2019 and 6,486 DRSUs granted on January 22, 2019 and vesting in three equal annual installments beginning January 22, 2020; and 8,949 DRSUs granted on January 21, 2020 and vesting in three equal annual installments beginning on January 21, 2021.

Option Exercises and Stock Vested—2020
The table below discloses the number of shares acquired through option exercises and vesting of DRSUs and the value at the time of exercise and vesting by the named executive officers during 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
D.T. Dietrich	14,894	$433,297	19,508	$1,105,714
M.E. Garth	—	—	6,414	$369,265
D.J. Monagle, III	18,364	$511,289	8,415	$484,694
T.J. Meek	15,250	$444,417	7,500	$431,867
J.J. Hastings	5,190	$158,231	6,658	$380,626
(1)	Certain of these shares were withheld for the payment of taxes.
Pension Benefits—2020
The table below quantifies the benefits expected to be paid to the named executive officers from the Company’s defined benefit pension plans.
Name	Plan Name	Present Value of Number of Years Credited Service (#)	Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
D.T. Dietrich	Retirement Plan	13.4	$5,763	—
	Supplemental Retirement Plan	13.4	$108,108	—
M.E. Garth	Retirement Plan	—	—	—
	Supplemental Retirement Plan	—	—	—
D.J. Monagle, III	Retirement Plan	18.0	$13,397	—
	Supplemental Retirement Plan	18.0	$51,923	—
T.J. Meek	Retirement Plan	11.3	$18,070	—
	Supplemental Retirement Plan	11.3	$54,697	—
J.J. Hastings	Retirement Plan	—	—	—
	Supplemental Retirement Plan	—	—	—
(1)
The present value of accumulated benefits under the Retirement Plan and Supplemental Retirement Plan is calculated using the following assumptions: (a) a discount rate of 2.10% for the Retirement Plan and 1.39% for the Nonfunded Supplemental Retirement Plan and (b) mortality rates from the RP-2012 Mortality Table with Scale MP-2020 at 2020 year end, post-retirement only.

The Retirement Plan is a tax qualified pension plan, which pays retirement benefits within the limits prescribed by the Code. The Nonfunded Supplemental Retirement Plan is an unfunded, non-tax qualified pension plan, which pays retirement benefits in excess of such Code limits.
For employees hired after January 1, 2002 and before January 1, 2010 (which includes Messrs. Dietrich, Monagle and Meek), accumulated benefits under the Retirement Plan and the Supplemental Retirement Plan are based upon a cash balance
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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

formula which credits such employees with annual pay credits equal to 5% of the employee’s pensionable earnings for the year. An employee’s cash balance account will also receive interest credits each year, based on a market rate of interest declared at the end of each year. The accumulated benefit under the cash balance formula equals the projected annuity benefit payable at normal retirement age (later of 65 and 3 years of service), assuming that the named executive officer remains in employment but receives no future pay credits. The projected annuity benefit is calculated by first projecting the December 31, 2020 cash balance account to normal retirement age using annual interest credits of 1.12%. This projected cash balance is then converted to an annuity benefit using the September 2020 rates and the IRS prescribed mortality for 2021. The present value of accumulated benefit under the cash balance formula is based upon this annuity benefit, payable as a life annuity with no death benefit.
The Retirement Plan was closed to new entrants effective January 1, 2010. Accordingly, employees hired after January 1, 2010, including Mr. Garth and Mr. Hastings, are not entitled to participate in the Retirement Plan or Supplemental Retirement Plan.
Present Value of Accumulated Benefits may decrease year over year, due to the change in interest credit rate and other present value assumptions used for each year-end calculation.
Non-Qualified Deferred Compensation—2020
The following table shows contributions, earnings and account balances for the named executive officers in the Supplemental Savings Plan. The Supplemental Savings Plan is an unfunded, tax deferred non-qualified plan that provides key employees, including the named executive officers, the opportunity to defer a portion of their salary and receive employer matching contributions in excess of the limits which the Internal Revenue Code imposes on benefits under the Company’s Savings and Investment Plan (the Company’s 401(k) plan). Amounts placed in the Supplemental Savings Plan remain with the Company until payout, rather than invested through a third party as with other defined contribution programs. Contributions to the Supplemental Savings Plan are invested in a hypothetical account, which is a bookkeeping entry only. The hypothetical investment options and account are used only to track and reflect the Company’s obligation to participants under the plan. Investment options under the Supplemental Savings Plan are consistent with the investment options under the Savings and Investment Plan. The value of a participant’s account will change over time, based on the performance of each hypothetical investment that the participant selects.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
D.T. Dietrich	$46,154	$36,923	$47,149	—	$671,494
M.E. Garth	$24,690	$19,752	$15,981	—	$142,122
D.J. Monagle, III	$260,991	$21,177	$65,891	—	$896.870
T.J. Meek	$36,917	$21,095	$43,326	—	$698,766
J.J. Hastings	$35,430	$20,246	$15,710	—	$408,600
(1)
In 2020, named executive officers could elect to defer up to 100% of regular earnings and bonus that the named executive officer would have been otherwise able to contribute on a before-tax basis to the Company’s Savings and Investment Plan. The amounts reported in this column reflect the amounts so deferred by the named executive officers, which amounts were deducted from cash compensation and credited as a contribution to their respective accounts in the Supplemental Savings Plan.

(2)
The amounts reported in this column represent matching contributions made by the Company and credited to the officer’s Supplemental Savings Plan account. Such amounts were also reported as part of the named executive officer’s “All Other Compensation” in the Summary Compensation Table and specifically listed in footnote 5 to such table. If Internal Revenue Code restrictions prevent the officer from receiving matching contributions under the Company’s Savings and Investment Plan, the officer’s account in the Supplemental Savings Plan will be credited by the amounts that would have been otherwise contributed by the Company to the Savings and Investment Plan, as matching contributions.

(3)
The amounts reported in this column represent the aggregate earnings during 2020 of each officer’s account. Supplemental Savings Plan participants, including the named executive officers, do not receive any earnings on their Supplemental Savings Plan accounts that are not otherwise paid to all other Savings and Investment Plan participants with a balance in the same investment fund. Accordingly, no amounts shown in this column are reported as compensation in the Summary Compensation Table.

Potential Payments on Termination or Change in Control—2020
The following table summarizes the estimated payments to be made to each named executive officer serving as of December 31, 2020 derived from their employment agreements, change in control agreements (“CIC agreements”), the terms of their grants and awards and the Company’s Stock Award and Incentive Plans (i) prior to a change in control and in connection
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with any termination of employment including voluntary resignation, for “Cause” termination, death, disability, retirement, termination without “Cause” or resignation for “Good Reason”, and (ii) upon a change in control without termination of employment and termination without “Cause” or resignation for “Good Reason”.
For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the triggering event took place on the last business day of our most recently completed fiscal year, December 31, 2020, and that the price per share of our common stock is the closing market price as of that date, $62.12.
Our employment agreements and CIC agreements with our named executive officers are described following the table.
	Upon Termination and Prior to a Change in Control			On or After a Change in Control
Name	Voluntary Resignation or “For Cause” Termination	Death, Disability or Retirement	Termination without “Cause” or Resignation for “Good Reason”	No Termination of Employment	Termination without “Cause” or Resignation for “Good Reason”
D.T. Dietrich
Severance Payment(1)	$0	$0	$4,400,000	$0	$6,600,000(2)
Benefits(3)	0	0	59,313	0	59,313
DRSU Vesting(4)	0	0	0	0	3,628,740
Stock Option Vesting(5)	0	0	0	0	513,440
Performance Unit Vesting(6)	0	0	0	0	4,780,000
M.E. Garth
Severance Payment(1)	$0	$0	$1,405,950	$0	$2,811,900(2)
Benefits(3)	0	0	5,098	0	6,762
DRSU Vesting(4)	0	0	0	0	1,025,353
Stock Option Vesting(5)	0	0	0	0	139,362
Performance Unit Vesting(6)	0	0	0	0	1,350,400
D.J. Monagle, III
Severance Payment(1)	$0	$0	$1,507,341	$0	$3,014,682(2)
Benefits(3)	0	0	53,289	0	71,225
DRSU Vesting(4)	0	0	0	0	1,274,516
Stock Option Vesting(5)	0	0	0	0	172,702
Performance Unit Vesting(6)	0	0	0	0	1,724,100
T.J. Meek
Severance Payment(1)	$0	$0	$1,501,556	$0	$3,003,111(2)
Benefits(3)	0	0	52,791	0	70,589
DRSU Vesting(4)	0	0	0	0	1,151,456
Stock Option Vesting(5)	0	0	0	0	155,469
Performance Unit Vesting(6)	0	0	0	0	1,551,300
J.J. Hastings
Severance Payment(1)	$0	$0	$1,441,100	$0	$2,882,199(2)
Benefits(3)	0	0	55,753	0	74,552
DRSU Vesting(4)	0	0	0	0	1,078,465
Stock Option Vesting(5)	0	0	0	0	146,019
Performance Unit Vesting(6)	0	0	0	0	1,479,900
(1)
Represents cash payments potentially payable upon termination of employment. Amounts shown for termination without “Cause” or resignation for “Good Reason” prior to a change in control are based on a multiple of annual base salary plus bonus amounts that would have otherwise been payable to the officer, which for purposes of this table are assumed to be the amount of the officer’s target bonus. This amount equals 2 times the sum of annual base salary and target bonus for Mr. Dietrich and 1.5 times the sum of annual base salary and target bonus for the other named executive officers. Amounts shown for termination without “Cause” or resignation for “Good Reason” on or after a change in control equal 3.0 times the sum base salary and target bonus for all named executive officers.

(2)
Severance payment may be reduced if the full payment would result in a portion of the payment being subject to the excise tax under Section 4999 of the Code. In such event, the amount of the severance payment will be reduced by the minimum amount necessary such that no portion of the severance payment is subject to the excise tax.

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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

(3)
Amounts shown for termination without “Cause” or resignation for “Good Reason” prior to a change in control equal 1.5 times the present value of 24 months of life, disability, accident and health insurance coverage for Mr. Dietrich and 1.5 times the present value of 18 months of life, disability, accident and health insurance coverage for the other named executive officers. Amounts shown for termination without “Cause” or resignation for “Good Reason” on or after a change in control equal 1.5 times the present value of 24 months of life, disability, accident and health insurance coverage for all named executive officers.

(4)
This amount represents the aggregate value of DRSUs which would become vested as a direct result of the termination event and/or change in control before the applicable stated vesting date solely as a direct result of the termination event or change in control before the stated vesting date. The stated vesting date is the date at which an award would have vested absent such termination event or change in control. This calculation of value does not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change in control. The value of DRSUs is based on a closing stock price of $62.12 on December 31, 2020.

(5)
This amount represents the aggregate in-the-money value of stock options which would become vested as a direct result of the termination event and/or change in control before the applicable stated vesting date solely as a direct result of the termination event or change in control before the stated vesting date. The stated vesting date is the date at which an award would have vested absent such termination event or change in control. This calculation of value does not attribute any additional value to stock options based on their remaining term and does not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change in control. Represents the intrinsic value of stock options, based on a closing stock price of $62.12 on December 31, 2020.

(6)
For termination due to death, disability or retirement, if a participant has been employed for two of the three years of the performance period, participant is eligible to receive a pro rata payout at the end of the performance period based on actual performance. Participants who have been employed for less than two of the three years of the performance period forfeit outstanding units related to that performance cycle. The Plan gives the Compensation Committee discretion to accelerate the vesting of Performance Units upon a change in control. Under the officers’ CIC agreements, vesting of such Performance Units is required to be accelerated upon a change of control. Amounts represent vesting of Performance Units granted in 2019 and 2020 at the target of $100 per Unit.

Employment Agreements
The Company has employment agreements with each of our named executive officers. The term of each of these agreements was initially 18 months, or 24 months in the case of Mr. Dietrich, and, pursuant to the agreement, is extended on the first day of each month during the term for an additional month, unless either the executive or the Company gives the other written notice that the agreement should not be further extended or the employee reaches age 65. Under the employment agreements, each of the named executive officers is entitled to an annual base salary not less than their then-current annual base salary. Each may also receive salary increases and annual bonuses in amounts to be determined by the Board or the Compensation Committee. The agreements also entitle the named executive officers to participate in employee benefit plans and other fringe benefits that are generally available to our executive employees. Under each named executive officer’s agreement, he has agreed to comply with certain customary provisions, including covenants not to disclose our confidential information at any time and not to compete with our business during the term of the agreement and, subject to our continued payment of amounts under the agreement, for two years thereafter. We may terminate the employment agreements before the end of the specified term of employment for “Cause.” “Cause” is defined in the agreements as (i) the failure to perform material obligations, following notice and a reasonable period of time to cure such failure and (ii) acts of felony, fraud or theft. Similarly, the named executive officer may resign for “Good Reason.” “Good Reason” is defined in the agreements as (i) the assignment of duties materially inconsistent with the executive’s position, removal from that position, or a substantial diminution in the nature or status of executive’s responsibilities, (ii) a material reduction of the executive’s benefits or base salary, (iii) relocation of the executive office in which executive is located to a location more than fifty miles away and more than 100 miles from Company’s principal corporate office, and (iv) the failure to obtain a reasonably satisfactory agreement from any successor company to assume and agree to perform the agreement. We note, with respect to part (iv) of  “Good Reason,” that the employment agreement does not provide guaranteed severance on an acquisition of the Company—an executive only has “Good Reason” to terminate his employment if the acquiring company defaults on its obligations to the executive by failing to assume the obligations under his employment agreement.
Pursuant to the employment agreements, our named executive officers are entitled to severance payments upon termination of employment by the Company “without Cause” or by the named executive officer for “Good Reason.” Severance payments are equal to a multiple of base salary (the multiples are 2 times for Mr. Dietrich and 1.5 times for the other named executive officers) plus an amount equal to the bonus amount that would have otherwise been payable to him during the term of the agreement, but not more than average of such bonus amounts in the prior two years.
Change in Control Agreements
The Company also has Change in Control (CIC) agreements with certain of its executive officers, including each of the named executive officers. The CIC agreements continue through December 31 of each year, and are automatically extended in one-year increments unless we choose to terminate them. If a change in control occurs, the severance agreements are effective for a period of four years from the end of the then-existing term. These agreements are intended to provide for continuity of management in the event of a change in control of the Company.
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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Based on shareholder feedback we received in 2016, we revised the formula for determining the severance payment amount to which each executive officer is entitled under the CIC agreements. As revised, if, following a change in control, the executive officer is terminated by the Company for any reason, other than for disability, death, retirement or for “Cause” (as defined in the agreements), or if the executive officer terminates his or her employment for “Good Reason” (as defined in the agreements), then the executive is entitled to a severance payment of three times the sum of the executive’s base salary and target bonus (in each case, as in effect immediately prior to the change in control or immediately prior to the date of termination, whichever is greater). The severance payment generally will be made in a lump sum. If it is determined that the severance payment plus all other payments or benefits which constitute “parachute payments” within the meaning of Section 280G of the Code would result in a portion of the severance payment being subject to the excise tax under Section 4999 of the Code, then the amount of the severance payment shall be reduced by the minimum amount necessary such that no portion of the payment will be subject to the excise tax. No excise tax “gross-up” is payable by the Company to the executive.
Under the CIC agreements, a change in control includes any of the following events unless approved by the Board: (i) we are required to report a “change in control” in accordance with the Securities Exchange Act of 1934, as amended; (ii) any person acquires 30% of our voting securities; (iii) a majority of our directors are replaced during a two-year period, without such directors being approved by two-thirds of the continuing directors; or (iv) we consummate a merger, liquidation or sale of all or substantially all of our assets.
For a period of up to two years following a termination that entitles an executive officer to severance payments, the Company will provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination, except to the extent such coverage would result in an excise tax being imposed under Section 4999 of the Code.
The CIC agreements also provide that upon the occurrence of certain stated events that constitute a “potential change in control” of the Company, the executive officer agrees not to voluntarily terminate his employment with the Company for a six-month period.
Stock Award and Incentive Plans
At the Company’s 2020 Annual Meeting of Shareholders, the Company’s shareholders ratified the adoption of an amendment and restatement of the Company’s 2015 Stock Award and Incentive Plan (the “2015 Plan”), which provides for grants of incentive and non-qualified stock options, restricted stock, stock appreciation rights, stock awards or performance unit awards. This amendment and restatement increased the number of shares available for issuance pursuant to the 2015 Plan by 1,300,000 shares and made certain other amendments to the 2015 Plan. The amendment and restatement of the 2015 Plan by the Company’s stockholders applies to all awards granted under the 2015 Plan after March 11, 2020; awards granted prior to such date are governed by the 2015 Plan as in effect prior to the adoption of such changes (or, for awards granted prior to May 2015, by the Company’s 2001 Stock Award and Incentive Plan).
The Plans provide for accelerated vesting of stock options and DRSUs upon a change in control of the Company. The Plans require a “double trigger” for accelerated vesting (i.e., both a change in control and termination). The Plans also give the Compensation Committee discretion to accelerate the vesting of Performance Units.
Grantor Trust
In order to secure the benefits accrued under certain programs such as the Supplemental Retirement Plan and the Supplemental Savings Plan, the Company has entered into an agreement establishing a grantor trust within the meaning of the Code. Under the Grantor Trust Agreement, we are required to make certain contributions of cash or other property to the trust upon the retirement of individuals who are beneficiaries of those plans, upon the occurrence of certain events defined as constituting a change in control, for compliance with Code Section 409A, and in certain other circumstances.
Pay Ratio
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and SEC rules adopted thereunder, we are required by the SEC to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Mr. Dietrich, our Chief Executive Officer. We identified the median employee using our total employee population on October 1, 2020. To determine the “median employee” from our employee population, we collected for each employee the compensation reflected in our payroll records during the 12-month period ending October 1, 2020, applying a local currency to U.S. dollar exchange rate to
[75]

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

the compensation paid to our non-U.S. employees to facilitate comparison of all employees in U.S. dollars. For this purpose, all of our employees in all jurisdictions were included, approximately half of whom were located outside the United States. After determining the median employee, we determined that person’s total annual compensation on the same basis by which we determined our CEO’s compensation.
Our CEO’s total compensation for 2020 was $6,149,154, as reflected in the Summary Compensation Table. The median annual total compensation for all of our employees, excluding our CEO, was $52,796 for 2020. As a result, our CEO’s total compensation for 2020 was approximately 116 times that of the median annual total compensation for all of our employees.
Director Compensation—2020
The table below summarizes the annual compensation for the Company’s directors during 2020. Each compensation element is discussed in the text following the table.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Joseph C. Breunig	$95,000	$110,000	N/A	N/A	N/A	$1,873	$206,873
John J. Carmola	$107,500(4)	$110,000	N/A	N/A	N/A	$2,741	$220,241
Robert L. Clark	$105,000(4)	$110,000	N/A	N/A	N/A	$4,096	$219,096
Alison A. Deans	$95,000(4)	$110,000	N/A	N/A	N/A	$976	$205,976
Douglas T. Dietrich(5)	$—	$—	N/A	N/A	N/A	$—	$—
Duane R. Dunham	$207,500	$110,000	N/A	N/A	N/A	$6,346	$323,846
Franklin L. Feder	$97,500(4)	$110,000	N/A	N/A	N/A	$1,616	$209,116
Carolyn K. Pittman	$97,500(4)	$110,000	N/A	N/A	N/A	$1,284	$208,784
Marc E. Robinson	$114,500	$110,000	N/A	N/A	N/A	$2,914	$227,414
Donald C. Winter	$97,500	$110,000	N/A	N/A	N/A	$3,458	$210,958
(1)
Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of phantom stock units awarded to each director pursuant to the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors calculated by multiplying the number of units by the closing price of our common stock on the grant date. Each Non-Employee Director was granted 2,606 phantom stock units on May 13, 2020, on which date the closing price of our common stock was $42.21 per share. Such phantom stock units were non-forfeitable upon grant.

The following table lists the total number of phantom stock units held by each non-employee director as of December 31, 2020. The units are payable in cash upon the director’s termination of service on the Board. (See “Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors” below.)
J.C. Breunig	10,042
J.J. Carmola	14,613
R.L. Clark	21,270
A.A. Deans	5,670
D.R. Dunham	32,459
F.L. Feder	9,241
C.K. Pittman	7,249
M.E. Robinson	15,255
D.C. Winter	17,985
(2)	The Company does not currently compensate its directors with stock options.
(3)
All Other Compensation consists of the value of dividends earned on phantom stock units, in the amount of $0.05 per unit awarded quarterly and calculated by multiplying the number of units held by the director on the dividend record date.

(4)
During 2020, Mr. Carmola, Dr. Clark, Ms. Deans, Mr. Feder, and Ms. Pittman elected to partially defer their fees, in units which have the economic value of one share of the Company’s stock as permitted under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors.

(5)	Mr. Dietrich was elected Chief Executive Officer of the Company and a Director in December 2016. Mr. Dietrich is not compensated as a director.
Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors
Under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, directors who are not employees of the Company have the right to defer their fees. Through 2007, at each director’s election, his or her deferred fees were credited to his or her account either as dollars or as units which have the economic value of one share of the Company’s stock. Starting in 2008, deferred fees are credited as units. Dollar balances in a director’s account bear interest at a rate of
76

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

return equal to the rate of return for the Fixed Income Fund in the Company’s Savings and Investment Plan. If a director’s deferred fees are credited to his or her account as units, the number of units credited is calculated by dividing the amount of the deferred fees by the closing price of our common stock on the date such fees accrue.
During 2020, each of the non-employee directors received an annual retainer fee of $190,000, comprised of $80,000 paid in cash and $110,000 in units, for serving as a director. In addition, the following Committee retainer fees were paid: $27,000 for the Audit Committee Chair and $10,000 for Audit Committee members; $17,500 for the Compensation Committee Chair and $7,500 for Compensation Committee members; and $17,500 for the Corporate Governance and Nominating Committee Chair and $7,500 for Corporate Governance and Nominating Committee members. The non-executive Chairman of the Board also received a cash retainer of $127,500 for serving in such role.
* * *
By Order of the Board of Directors,

Thomas J. Meek
Senior Vice President, General Counsel,
Secretary and Chief Compliance Officer

[77]

APPENDIX A

APPENDIX A
Additional Information Regarding Non-GAAP Financial Measures (unaudited)
The information set forth in the Proxy Summary and the Compensation Discussion and Analysis present financial measures of the Company that exclude certain special items, and are therefore not in accordance with GAAP. The following is a presentation of the Company’s non-GAAP net income and operating income, excluding special items, and free cash flow for the years ended December 31, 2020 and December 31, 2019 and a reconciliation to GAAP net income and operating income and cash flow from operations, respectively, for such periods. The Company’s management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company feels inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors’ understanding of historic operating trends.
(millions of dollars, except per share data)	Year Ended
	Dec. 31, 2020	Dec. 31, 2019
Net income attributable to MTI	$112.4	$132.7
Special items:
Acquisition-related expenses	3.1	—
Restructuring and other items, net	7.6	13.2
Litigation expenses	10.4	10.9
Write-off of receivables for U.K. bankruptcy	—	2.5
Cybersecurity incident costs	4.0	—
Non-cash pension settlement charge	6.4	—
Related tax effects on special items	(7.4)	(5.8)
Tax credit from statute expiration	—	(5.0)
Net income attributable to MTI, excluding special items	$136.5	$148.5
Diluted earnings per share, excluding special items	$3.99	$4.23
Segment Operating Income Data
Performance Materials Segment	$103.6	$97.1
Specialty Minerals Segment	67.8	83.1
Refractories Segment	35.5	39.8
Energy Services Segment	5.2	7.8
Unallocated Corporate Expenses	(21.1)	(19.1)
Acquisition related transaction costs	(3.1)	—
Consolidated	$187.9	$208.7
Special Items
Performance Materials Segment	$—	$7.0
Specialty Minerals Segment	7.6	2.5
Refractories Segment	—	3.3
Energy Services Segment	—	1.8
Unallocated Corporate Expenses	14.4	12.0
Acquisition-related expenses	3.1	—
Consolidated	$25.1	$26.6
78

APPENDIX A

(millions of dollars, except per share data)	Year Ended
	Dec. 31, 2020	Dec. 31, 2019
Segment Operating Income, Excluding Special Items
Performance Materials Segment	$103.6	$104.1
Specialty Minerals Segment	75.4	85.6
Refractories Segment	35.5	43.1
Energy Services Segment	5.2	9.6
Unallocated Corporate Expenses	(6.7)	(7.1)
Consolidated	$213.0	$235.3
% of Sales	13.4%	13.1%
Cash flow from Operations	$240.6	$238.3
Capital Expenditures	66.1	65.0
Free Cash Flow	$174.5	$173.3
[79]

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MINERALS TECHNOLOGIES INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. John J. Carmola	☐	☐	☐
1b. Robert L. Clark, Jr.	☐	☐	☐
1c. Marc E. Robinson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach and return your proxy vote in the enclosed postage envelope. You may also vote your shares by telephone or via the Internet. If you choose to vote by telephone or via the internet, you do not need to return the attached card.

If you are a participant in the Minerals Technologies Inc. Savings and Investment Plan, you may direct the trustee of the Plan how to vote the shares allocated to your account under the Plan by casting your vote by May 16, 2021. If you do not direct the trustee, the trustee will vote any undirected shares in the same proportion as those for which it has received instructions. As a participant in the Plan, your vote remains confidential.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Minerals Technologies Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

D44469-P50457

MINERALS TECHNOLOGIES INC.
Annual Meeting of Shareholders
May 19, 2021, 9:00 a.m. ET
virtually at www.virtualshareholdermeeting.com/MTX2021
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Douglas T. Dietrich, Thomas J. Meek and Alexander K. Sudnik, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Minerals Technologies Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Minerals Technologies Inc. to be held May 19, 2021 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side